Exhibit 10.1

Execution Version

PROJECT GALILEO

LOAN AGREEMENT

Dated as of August 3, 2018

among

VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC

a Delaware limited liability company
(Borrower);

THE LENDERS PARTIES HERETO FROM TIME TO TIME;

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Collateral Agent);

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Administrative Agent)

Table of Contents

Page

ARTICLE 1

DEFINITIONS
1.1	Definitions	2
1.2	Rules of Interpretation	33

ARTICLE 2

THE CREDIT FACILITY
2.1	Loan Facility	35
2.2	Commitments	41
2.3	Fees	41
2.4	Other Payment Terms	41
2.5	Pro Rata Treatment	48
2.6	Change of Circumstances	49
2.7	[Reserved.]	50
2.8	Mitigation of Obligations; Replacement of Lenders	50
2.9	[Reserved]	51
2.10	[Reserved]	51
2.11	Defaulting Lenders	51

ARTICLE 3

CONDITIONS PRECEDENT
3.1	Conditions Precedent to the Closing Date	53
3.2	Conditions Precedent to Each Borrowing	56

ARTICLE 4

REPRESENTATIONS AND WARRANTIES
4.1	Representations and Warranties	58

ARTICLE 5

AFFIRMATIVE COVENANTS
5.1	Use of Proceeds	66
5.2	Notices	67
5.3	Portfolio Reports; Financial Statements	67
5.4	Reports; Other Information	68
5.5	Maintenance of Existence	69
5.6	Books, Records, Access	69
5.7	Preservation of Rights; Further Assurance	70

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5.8	Payment of Claims, Taxes and Other Government Changes	70
5.9	Compliance With Laws; Instruments, Etc	71
5.10	Indemnification	71
5.11	Revenue Account	72
5.12	Rating	73
5.13	Separateness Provisions; Required Provisions in LLC Agreements	73
5.14	Performance of Agreements	73
5.15	Scheduled Payment Date Report	73
5.16	Amendments; Other Agreements	73
5.17	Insurance	73
5.18	Foreign Asset Control Regulations	74
5.19	Backup Servicer	74

ARTICLE 6

NEGATIVE COVENANTS
6.1	Analysis Account..	74
6.2	Limitations on Liens	74
6.3	Indebtedness	74
6.4	Sale or Lease of Assets	74
6.5	Changes	75
6.6	Distributions	75
6.7	Investments	75
6.8	Federal Reserve Regulations	75
6.9	Fundamental Changes	76
6.10	Amendments; Other Agreements	76
6.11	Name and Location; Fiscal Year	76
6.12	Assignment	77
6.13	Reserved.	77
6.14	Accounts	77
6.15	Transaction with Affiliates	77
6.16	Limitation on Restrictions on Liens	77
6.17	Hedging Agreement	77
6.18	Operations and Maintenance in Partnership	77
6.19	Sanctions Laws	77

ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS
7.1	Accounts; Application of Funds in Accounts	78

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES
8.1	Events of Default	78
8.2	Remedies	81

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ARTICLE 9

THE AGENTS; AMENDMENTS; ASSIGNMENTS
9.1	Appointment and Authority	82
9.2	[Reserved]	82
9.3	Exculpatory Provisions	82
9.4	Reliance by Administrative Agent	85
9.5	Delegation of Duties	86
9.6	Resignation of Administrative Agent	86
9.7	Non-Reliance on Administrative Agent and Other Lenders	87
9.8	Administrative Agent May File Proofs of Claim	87
9.9	Collateral Matters	88
9.10	Indemnification	88
9.11	No Advisory or Fiduciary Responsibility	89
9.12	Amendments	89
9.13	Withholding Tax	91
9.14	Participations	92
9.15	Assignments	93
9.16	Assignability to Federal Reserve Bank or Central Bank	95
9.17	Collateral Agency Agreement and Depositary Agreement.	95
9.18	Merger	96
9.19	Wells Fargo	96

ARTICLE 10

MISCELLANEOUS
10.1	Addresses; Notices	96
10.2	Right to Set-Off	100
10.3	Delay and Waiver	101
10.4	Costs, Expenses and Attorney’s Fees	101
10.5	Entire Agreement	102
10.6	Governing Law	102
10.7	Severability	102
10.8	Headings	102
10.9	Accounting Terms	102
10.10	No Partnership, Etc	102
10.11	Waiver of Jury Trial	103
10.12	Consent to Jurisdiction; Service of Process	103
10.13	Interest Rate Limitation	104
10.14	Successors and Assigns	104
10.15	Patriot Act Compliance	104
10.16	Binding Effect; Counterparts	104
10.17	Confidentiality	105
10.18	Survival of Agreements	106
10.19	Non-Recourse	106
10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	107

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INDEX OF EXHIBITS
Exhibit A	Form of Note
Exhibit B-1	Form of Borrowing Notice
Exhibit B-2	Form of Loan Aggregation Notice
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Scheduled Payment Date Report
Exhibit E	Form of Advance Model
Exhibit F-1	Form of US Tax Compliance Certificate
Exhibit F-2	Form of US Tax Compliance Certificate
Exhibit F-3	Form of US Tax Compliance Certificate
Exhibit F-4	Form of US Tax Compliance Certificate
Exhibit G	Borrowing Date Certificate
Exhibit H	Cash Flow Coverage Ratio Certificate
Exhibit I	Form of Quarterly Report

INDEX OF SCHEDULES
Schedule A	Amortization Schedule
Schedule 1.1(b)	Knowledge Individuals
Schedule 2.1(f)	Target Loan Balance
Schedule 3.1(l)	Consents
Schedule 4.1(f)	Outstanding Debt
Schedule 5.17	Insurance Requirements
Schedule 6.15	Transactions with Affiliates

INDEX OF ANNEXES
Annex 1	Administrative Agent’s Office
Annex 2	Lenders/Lending Office
Annex 3	Lender Commitments

INDEX OF APPENDICES
Appendix 1	Eligibility Representations
Appendix 2	Project Documents
Appendix 3	System Information
Appendix 4	Separateness Provisions

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Appendix 5	Approved Manufacturers
Appendix 6	Approved Form Agreements (Customer Agreements)
Appendix 7	Credit Criteria
Appendix 8	Acceptable Providers
Appendix 9	Assumptions

- vi -

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of August 3, 2018 (this “Agreement”), is made by and among VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC, a Delaware limited liability company (the “Borrower”), each of the lenders that is a signatory to this Agreement identified as a “Lender” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Lender” under this Agreement pursuant to the terms of this Agreement (each individually, a “Lender” and, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”, and, together with the Collateral Agent, the “Agents”).

WHEREAS, the Borrower has entered into that certain Master Engineering, Procurement and Construction Agreement (the “MEPCA”), dated as of the date hereof, with Vivint Solar Developer, LLC, a Delaware limited liability company (the “Seller”), pursuant to which Borrower has agreed to purchase certain Projects, subject to the terms and conditions set forth therein;

WHEREAS, the Borrower requested that the Lenders make loans to the Borrower to partially fund the acquisition of Projects under the MEPCA; and

WHEREAS, in connection with the transactions contemplated hereby, the Lenders require (a) the Borrower to enter into (i) that certain Security Agreement, by and between the Collateral Agent and the Borrower (the “Security Agreement”), pursuant to which the Borrower will grant a security interests in certain of its assets to the Collateral Agent for the benefit of the Secured Parties and (ii) that certain Collateral Agency and Depositary Agreement, by and among the Borrower, the Administrative Agent, the Collateral Agent, the Depositary and the Lenders (the “CADA”), (b) the Borrower Member to enter into that certain Pledge Agreement, by and between the Collateral Agent and the Borrower Member (the “Pledge Agreement”), pursuant to which the Borrower Member will pledge all of the Equity Interests of the Borrower held by the Borrower Member to the Collateral Agent for the benefit of the Secured Parties and (c) the Class B Investor to enter into that certain Class B Pledge Agreement, by and between the Collateral Agent and the Class B Investor (the “Class B Pledge Agreement”), pursuant to which the Class B Investor will pledge all of the Class B Interests of the Borrower Member held by the Class B Investor to the Collateral Agent for the benefit of the Secured Parties.

NOW THEREFORE, in consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto hereby agree to enter into this Agreement as of the date hereof as follows:

ARTICLE 1

DEFINITIONS

1.1Definitions

.  Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits and schedules shall have the meanings set forth below:

“A-Installment Payment” has the meaning set forth in the MEPCA.

“Acceptable DSR Letter of Credit” has the meaning set forth in the CADA.

“Account Bank” means KeyBank National Association.

“Administrative Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Annex 1, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Services Agreement” means the Administrative Services Agreement, dated as of August 3, 2018, between Borrower and Provider.

“Advance Model” means a model in the form of Exhibit E forecasting the Net Cash Flows to the Borrower, in each case: (a) calculated in accordance with and adjusted for the assumptions set forth in Appendix 9, (b) adjusted to exclude Excluded Revenues, (c) accounting for the applicable System Information and (d) calculated in accordance with the Sizing Parameters, in form and substance satisfactory to the Lenders, in consultation with the Borrower.  In addition, the Advance Model will be updated on the first Borrowing Date when such model is delivered and on each subsequent Borrowing Date to reflect any modifications required due to changes in System Information of the Borrower Projects comprising the requested Loans or revised Net Cash Flow based on the System Information for the Borrower Projects.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified; provided, that it is expressly acknowledged that the Class A Investors shall not be considered Affiliates of the Borrower Member or the Borrower.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agents” has the meaning set forth in the introductory paragraph of this Agreement.

“Aggregation Date” means the earlier of (a) date that is fifteen (15) Business Days after the delivery of the True-Up Report by Seller to Borrower and the Investor pursuant to Section 2.2(g) of the MEPCA and (b) October 31, 2019.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Amortization Profile” means:

(a)[***]1; and

(b)[***]

“Anti-Bribery and Anti-Corruption Laws” means applicable Laws and regulations addressing prohibitions against improper payments and bribery of officers, directors, employees, agents and affiliates of Governmental Authorities, business partners or other commercial parties, particularly local laws in effect in the jurisdiction in which the Project operates, including without limitation the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.

“Anti-Terrorism and Money Laundering Laws and Regulations” means applicable Laws and regulations (a) prohibiting transactions with Persons who (i) commit, threaten to commit, or support terrorism, (ii) engage in transactions or conduct operations that are illegal and / or criminal in nature, and / or (iii) participate in monetary transactions in property derived from specified unlawful activity, or (b) otherwise relating to prohibitions in connection with the illegal laundering of the proceeds of any criminal activity and preventing the funds, proceeds and revenue of the Borrower Projects, the Borrower and its Affiliates from being used in connection with the advancement of criminal activity, including without limitation, and to the extent applicable, the Patriot Act and all “know your customer” rules and other applicable regulations.

“Applicable Interest Rate” means: (a) with respect to the Term Loan, a blended per annum rate equal to the weighted average (based on the principal amount of each Loan) of the Fixed Interest Rates for all outstanding Loans, including any Loan drawn on the Aggregation Date, and (b) with respect to any other Loan, the Fixed Interest Rate.

“Applicable Margin” means the greater of (a) 1.90% plus the Spread Adjustment and (b) 1.50%.

“Approved Assignee” shall mean any Person that is (i) a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than one hundred million Dollars ($100,000,000) and (ii) not a Competitor.

“Approved Manufacturer” means (a) any of the manufacturers set forth in Appendix 5 or (b) any other manufacturer approved in writing by the Lenders in their reasonable discretion upon Borrower’s request.

“Approved Form Agreement” means each of the form Customer Agreements attached hereto as Appendix 6 as such forms may be modified from time to time in accordance with Section 6.10(c).

[1]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Assets” means, with respect to any Person, all right, title and interest of such Person in land, Properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Period” means a period commencing on the Closing Date and ending on the Availability Period End Date.

“Availability Period End Date” means the earlier of (a) the date of the acceleration of the obligations pursuant to this Agreement, (b) Aggregation Date and (c) the date that the Commitments have been fully utilized or terminated.

“B-Installment Payment” has the meaning set forth in the MEPCA.

“Backup Addendum” means Addendum No. 25 to the Backup Services Agreement, dated as of the date hereof, by and among Provider, the Initial Backup Servicer, the Administrative Agent and the Borrower.

“Backup Servicer” means the Initial Backup Servicer, and its successors and assigns as Backup Servicer under the Backup Services Agreement.

“Backup Services Agreement” means that certain Master Backup Services Agreement, dated as of June 15, 2016, by and between Provider and the Initial Backup Servicer and as amended by that certain Amendment and Joinder Agreement by and among Provider, the Initial Backup Servicer and Vivint Solar Servicing, LLC, dated as of November 7, 2016.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means

(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (as amended or re-enacted), the relevant implementing law or regulation (including any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization) as described in the EU Bail-In Legislation Schedule from time to time; and

(b)in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other applicable law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; or (g) any other similar relief shall be granted against such Person under any federal, State or other applicable law.

“Bankruptcy Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Base Case” means, with respect to each Advance Model, the resulting outputs when set to run for the assumptions set forth in Appendix  9.

“Benefited Lender” has the meaning set forth in Section 2.5(b).

“Bill of Sale” means a Bill of Sale and Assignment between Seller and the Borrower substantially in the form of Exhibit C attached to the MEPCA.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower LLC Agreement” means that Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of August 3, 2018.

“Borrower Materials” has the meaning set forth in Section 10.1(d).

“Borrower Member” means Vivint Solar Asset 1 Owner, LLC, a Delaware limited liability company.

“Borrower Member LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Borrower Member, dated as of August 3, 2018.

“Borrower Projects” means, as of any date of determination, all Projects owned by the Borrower as of such date.

“Borrowing” means the borrowing of one or more Loans, as applicable, pursuant to the terms of this Agreement.

“Borrowing Date” means that date on which a Borrowing occurs pursuant to the terms herein.

“Borrowing Date Certificate” has the meaning set forth in Section 3.2(a).

“Borrowing Notice” has the meaning set forth in Section 2.1(a)(iii).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“CADA” means the Collateral Agency and Depositary Agreement, dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent, the Depositary, the Securities Intermediary and, solely for the purposes of Section 2.1, Section 6.2 and Article 7 thereof, the Lenders.

“Cancelled Project” has the meaning set forth in the MEPCA.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Flow Coverage Ratio” means, as of any Quarterly Date commencing with the third Quarterly Date following the Closing Date, for the trailing six (6) month period ending on such Quarterly Date, the quotient of (a) the sum of Net Cash Flow actually received by Borrower for such period plus any proceeds of Loans deposited in the Construction Reserve Account during such period (but excluding interest earned on amounts in the Construction Reserve Account during such period), divided by (b)(i) accrued interest due and payable as of such Quarterly Date plus (ii) Mandatory Principal and Target Debt Sweep Amounts due and payable as of such Quarterly Date (provided, for the avoidance of doubt, that such Mandatory Principal and Target Debt Sweep Amounts will be calculated without duplication of amounts that were due and payable on prior Schedule Payment Dates).

“Cash Flow Coverage Ratio Certificate” means the certificate in the form of Exhibit H, certifying that the Cash Flow Coverage Ratio Requirement has been satisfied as of the most recent Quarterly Date.

“Cash Flow Coverage Ratio Requirement” means, as of each Quarterly Date, the Cash Flow Coverage Ratio is equal to or exceeds 1.15:1.0.

“Change in Control” shall be deemed to have occurred if:

(a)None of the Sponsor, Hannon Armstrong or a Qualified Purchaser, directly or indirectly through the Borrower Member, has management control of the Borrower;

(b)Borrower Member shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests in the Borrower; or

(c)the Class B Investor shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Class B Interests of the Borrower Member.

“Change of Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Governmental Rule, any change in any Governmental Rule or in the administration, interpretation, implementation or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (b) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; for the avoidance of doubt, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 10.13.

“Class A Investors” means a member of the Borrower Member holding one or more Class A Units (as defined in the Borrower Member LLC Agreement) in the Borrower Member.

“Class B Interest” has the meaning set forth in the Borrower Member LLC Agreement.

“Class B Investor” means Vivint Solar Asset 1 Class B, LLC, a Delaware limited liability company.

“Class B Pledge Agreement” has the meaning set forth in the recitals to this Agreement.

“Closing Date” means the date when each of the conditions precedent listed in Section 3.1 has been satisfied (or waived in writing by the Lenders).

“Closing Index Spread” means [***]2%.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated pursuant thereto, as amended or as may be amended from time to time, and any successor federal tax statute.

“Collateral” means all property of, and equity interests in the Loan Parties, now owned or hereafter acquired upon which a Lien is or is purported to be created by any Collateral Document.

“Collateral Accounts” means the Depositary Accounts and the Collections Account.

“Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Collateral Documents” means the CADA, the Pledge Agreement, the Security Agreement, the Class B Pledge Agreement, the Interparty Agreement, each Consent, each collateral assignment, the Collections Account Control Agreement each other control agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Collections Account” means the account of the Borrower established with the Account Bank, which is subject to the Collections Account Control Agreement.

“Collections Account Control Agreement” means the Deposit Account Control Agreement, dated as of the Closing Date, by and among the Borrower, Borrower Member, KeyBank National Association and the Collateral Agent.

“Commitment” means, at any time with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as a maximum aggregate principal amount of the Loans to be made by such Lender hereunder as such amount may be reduced from time to time pursuant to Sections 2.2(e), increased or modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.15.  The initial amount of each Lender’s Commitment is set forth on Annex 3 hereto in the column headed “Initial Commitment,” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” has the meaning set forth in Section 10.1(c).

“Competitor” means any Person directly or through its Affiliates engaged in the business of owning, managing, operating, maintaining or developing renewable energy systems or other energy services for use in distributed generation applications (whether residential or commercial) in the United States; provided, that (x) a Person who is involved in such activities solely as a result of such Person being engaged as a back-up servicer or transition manager (including Wells Fargo Bank, National Association or U.S. Bank National Association) or as a result of making

[2]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

passive investments (including tax equity investments) in such activities or (y) each Lender party hereto as of the Closing Date, and each Affiliate of each such Lender, shall, in each case, not be considered a “Competitor” hereunder.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consents” means each of (a) that certain MEPCA Consent and Agreement, dated as of the date hereof, by and among the Seller, the Borrower and the Collateral Agent and (b) that certain ASA/MSA Consent and Agreement, dated as of the date hereof, by and among the Provider, the Borrower and the Collateral Agent.

“Construction Reserve Account” has the meaning set forth in the CADA.

“Construction Reserve Required Amount” has the meaning set forth in the CADA.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Credit Criteria” means the credit criteria for the Customers and Systems set forth in Appendix 7.

“Customer” means a Person contractually obligated to make payments to the Borrower under a Customer Agreement.

“Customer Agreement” means, with respect to any Project, the power purchase agreement, lease agreement or other offtake agreement for the purchase and sale of energy or lease of a solar energy system relating to such Project signed by (x) a residential customer and (y) Borrower.

“Customer Payments” means, with respect to each Project, all payments made by the Customer in accordance with its Customer Agreement.

“DBRS” means DBRS, Inc. and its successors thereto.

“Debt” of any Person at any date means, without duplication,

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments,

(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person,

(c)net obligations of such Person under any Hedging Agreement,

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course),

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse,

(f)all Attributable Indebtedness;

(g)all obligations of such Person in respect of Disqualified Equity Interests; and

(h)to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For the purposes of clause (c) above, with respect to any Person, net obligations under any Hedging Agreement on any date shall be deemed to be any Swap Termination Amount payable by such Person as of such date.

“Debt Service Reserve Account” has the meaning set forth in the CADA.

“Debt Service Reserve Required Amount” has the meaning set forth in the CADA.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement.

“Default Rate” means, with respect to any Loan, the interest rate per annum equal to the Applicable Interest Rate plus 2.0% per annum.

“Defaulting Lender” means, subject to Section 2.11(b) any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the relevant Borrowing (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) have not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the

Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time following the date of this Agreement, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, federal or national regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deficient Project” has the meaning set forth in the MEPCA.

“Depositary” means Wells Fargo Bank, National Association, as Depositary and Securities Intermediary under the CADA.

“Depositary Accounts” has the meaning set forth in the CADA.

“Discharge Date” means the date when the outstanding Obligations (other than unasserted contingent payment obligations that by their nature expressly survive the termination of the Financing Documents) have been paid in full in cash and all Commitments have been terminated.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior occurrence of the Discharge Date), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that are described in the foregoing clauses (a), (b) or (c), in whole or in part, in each case, prior to the date that is ninety-one (91) days after the Loan Maturity Date.

“Distressed Customer Agreement” shall mean (a) any Customer Agreement where the applicable Customer is more than [***]3 days past due on any amount due under such Customer Agreement, (b) any Customer Agreement where (i) the Customer’s interest in the underlying host Property for the applicable Project has been sold or otherwise transferred without either the

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer purchasing the Project or the new owner assuming such Customer Agreement and (ii) after [***] days following such transfer, the Borrower reasonably determines that the current Customer will not make any purchase payment due under the Customer Agreement and the new owner will refuse to assume such Customer Agreement but for a modification to the electricity or lease rate, annual escalator or term thereof, or (c) any Customer Agreement subject to a dispute between the Borrower and the Customer which, in light of the facts and circumstances known at the time of such dispute, and after [***] days following the commencement of the dispute (without resolution), the Borrower reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making rent payments due under the Customer Agreement but for a modification to the electricity or lease rate, annual escalator or term thereof.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Downside Case” means, [***] .

“Early Amortization Period” shall mean a period beginning on the third consecutive Quarterly Date on which a Repayment Event is continuing until the Quarterly Date upon which a Repayment Event is no longer continuing.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Representations” means the representations set forth in Appendix 1.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, and (c) any other Person (other than the Borrower, Sponsor or any of their respective Affiliates or a natural person).

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter, “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Materials or arising from injury to health, safety or the environment.

“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety (as affected by exposure to Hazardous Materials), or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and legally binding decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Interests” means shares of capital stock, partnership interests, limited liability company interests or membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by the Borrower or any member of the Controlled Group from an ERISA Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate an ERISA Plan, the treatment of an ERISA Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate an ERISA Plan or

Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any member of the Controlled Group; (g) the failure by the Borrower or any member of the Controlled Group to meet the minimum funding requirements of Section 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any ERISA Plan, whether or not waived; (h) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; or (i) any other event in connection with an ERISA Plan or Multiemployer Plan which, directly or indirectly, could reasonably be expected to subject the Borrower to any material liability under any statute, regulation or governmental order or which could obligate the Borrower or any member of the Controlled Group to indemnify any Person against such liability incurred under any such statute, regulation or order.

“ERISA Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan that is both (a) maintained by the Borrower or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees or has made, or was so maintained and in respect of which the Borrower or any member of the Controlled Group could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” and “Events of Default” have the meanings given in Section 8.1.

“Event of Loss” shall mean (a) an event which causes all or a material portion of any Asset of a Loan Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (including any covered loss under a casualty insurance policy) and (b) any compulsory transfer or taking, or transfer under threat of compulsory transfer, of any Asset of a Loan Party pursuant to the power of eminent domain, condemnation or otherwise.

“Excluded Project” means (a) a Project with respect to which the Eligibility Representations are not, or are determined to have not been, true and correct on the applicable Purchase Date for such Project, (b) a Deficient Project, or (c) a Cancelled Project.

“Excluded Revenues” means amounts received by the Borrower in respect of (a) contributions by the Borrower Member in connection with the purchase of Projects, (b) proceeds from monetization of SRECs and upfront rebates, including any proceeds from refundable State tax credits or proceeds from the Massachusetts SMART rebate program, (c) proceeds from any Excluded Project, (d) revenues from Deficient Projects or Cancelled Projects and (e) revenues from Projects that, at the time of purchase, would cause the Borrower to fail to satisfy the Credit

Criteria, (f) [***]4 and (g) [***]; provided that amounts received from Projects that caused the Borrower to fail to satisfy the Credit Criteria solely due to such Projects’ failure to receive a PTO Letter by a certain date shall not be Excluded Revenue after that date that such Projects receive a PTO Letter.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 2.8(b) or (c)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.4(d)(i) or Section 2.4(d)(iii), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.4(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo Bank, National Association on such day on such transactions as determined by the Administrative Agent.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fees” refers to all fees, costs and expenses payable in accordance with the Financing Documents.

“Fee Letters” means each fee letter entered into by the Borrower and one or more of the Agents in connection with this Agreement or the other Financing Documents.

“Final Advance Model” has the meaning set forth in Section 2.1(a)(v)(B).

“Financing Documents” means this Agreement, the Notes, the Collateral Documents and all other documents, agreements or instruments executed in connection with the Obligations.

“Fitch” means Fitch Ratings Inc. and any successor thereto.

“Fixed Interest Rate” means, in respect of each Loan (other than the Term Loan), the per annum interest rate that is equal to the term equivalent of (a) the US swap rate for the weighted-average life of such Loan as of the Business Day occurring two (2) Business Days prior to the Borrowing Date for such Loan plus (b) the Applicable Margin.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FPA” means the Federal Power Act, as amended, and the regulations of FERC issued thereunder.

“GAAP” means (a) generally accepted accounting principles in the United States of America consistently applied or (b) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

“Guarantee” of or by any Person means (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hannon Armstrong” means Hannon Armstrong Sustainable Infrastructure Capital, Inc.

“Hazard Claims” has the meaning set forth in the definition of “Environmental Claim”.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 5.10(a).

“Independent Engineer” means (a) Leidos Engineering, LLC or (b) any other reputable, qualified engineering firm with substantial experience in the residential solar industry that is not an Affiliate of the Borrower or the Sponsor.

“Index Adjustment” means [***]5.

“Ineligible Project Amount” means, as of any Quarterly Date, an amount equal to the product of (a) the Prepayment Rate multiplied by (b) (i) the reduction in Portfolio Value resulting from or attributable to each Ineligible Project Event (disregarding any proceeds received in respect of such Ineligible Project Event and assuming that no Customer Payments will be received in respect of the Project subject to such Ineligible Project Event)  that occurred during the period between the two most recent Quarterly Dates minus (ii) in respect of each Reeligible Project that has not previously been credited for the purposes of determining an Ineligible Project Amount on a prior Quarterly Date, the increase in Portfolio Value resulting from or attributable to the applicable Reeligible Project ceasing to be the subject of an Ineligible Project Event (provided that the Ineligible Project Amount shall not be less than zero).

“Ineligible Project Event” means, with respect to any Project, such Project (i) is determined to be an Excluded Project, a Deficient Project or a Cancelled Project or (ii) is determined to have caused the Borrower to fail to satisfy the Credit Criteria (other than the Credit Criteria set forth in clause (vi) of the definition thereof) as of the Purchase Date for such Project.

“Information” has the meaning set forth in Section 10.17.

“Initial Backup Servicer” means Wells Fargo.

“Insurance Consultant” means (a) Moore-McNeil, LLC or (b) any other reputable, qualified insurance consultant with substantial experience in the residential solar industry that is not an Affiliate of the Borrower or the Sponsor.

“Interparty Agreement” means the Interparty Agreement, dated as of the Closing Date, among Borrower Member, Borrower, the Class A Investors, the Class B Investors, HA Galileo LLC, and the Collateral Agent.

“Investors” means the Class A Investors and Class B Investors.

“ITC” means the energy tax credit under Section 48 of the Code.

“ITC Basis Insurance Policy” has the meaning set forth in the MEPCA.

“ITC Basis Insurance Proceeds” means any proceeds received by Borrower under the ITC Basis Insurance Policy.

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“ITC Loss Proceeds” means any amounts paid to Borrower by the Seller pursuant to Section 4.4 of the MEPCA.

“Knowledge” means, with respect to a Loan Party, the actual knowledge after reasonable inquiry of any Person set forth in Schedule 1.1(b) provided, however, that for matters relating to a Customer, as of the relevant Borrowing Date for the Project relating to such Customer “Knowledge of the Borrower” shall be limited to the representations and warranties made by such Customer in the Customer Agreement, without Seller undertaking further inquiry or due diligence.  Any notice delivered to the any Loan Party (including to the Provider as their agent) by a Secured Party shall provide such person with Knowledge of the facts included therein.

“Kroll” means Kroll Bond Rating Agency Inc. and its successors thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. For the avoidance of doubt, for purposes of Sections 2.4(d) and (g), the term “Laws” includes FATCA.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation including any Governmental Rule, any requirement or obligation under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement.

“Lending Office” means the office in the United States of America designated as such beneath the name of such Lender on Annex 2 or such other office of such Lender as such Lender may specify in writing from time to time to the Administrative Agent and the Borrower in accordance with this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).

“LLC Agreements” means, collectively, (a) the Borrower LLC Agreement and (b) the Borrower Member LLC Agreement.

“Loan” and “Loans” means the loans made by the Lenders under this Agreement, including the Term Loan.

“Loan Aggregation Notice” has the meaning set forth in Section 2.1(a)(v)(A).

“Loan Aggregation Notice Date” has the meaning set forth in Section 2.1(a)(v)(A).

“Loan Maturity Date” means the earlier of (a) the date that is the twentieth (20th) anniversary of the Aggregation Date, and (b) the date of acceleration of the Loans pursuant to Section 8.2.

“Loan Parties” means the Borrower Member, the Class B Investor and the Borrower.

“Maintenance Services Agreement” means the Maintenance Services Agreement, dated as of August 3, 2018, between Borrower and Provider.

“Make-Whole Amount” means, [***]6:

“Called Principal” means, with respect to any Loan, the principal of such Loan that is to be prepaid pursuant to Section 2.1(f)(i) or Section 2.1(f)(ii)(B).

“Discounted Value” means, with respect to the Called Principal of any Loan, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Loan is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Loan, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average

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Life and (2) the actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Loan.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest two decimal places) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest two decimal places) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Loan, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made on such Loan hereunder, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.1(f)(i) or Section 2.1(f)(ii)(B); and provided, further, that the rate of interest with respect to the Called Principal that would be due after the seventh (7th) anniversary of the Closing Date shall be deemed to accrue at a rate per annum equal to the Applicable Interest Rate minus one percent (1.00%).

“Settlement Date” means, with respect to the Called Principal of any Loan, the date on which such Called Principal is to be prepaid pursuant to Section 2.1(f)(i) or Section 2.1(f)(ii)(B).

“Major Equipment” means solar panels and inverters, including, if applicable, direct current module optimizers.

“Mandatory Payment” means, as of each Scheduled Payment Date, the sum of accrued interest and principal on the Loans (including, without duplication, Mandatory Principal and interest, any amounts required to be paid pursuant to Section 2.1(f)(ii) and any Target Debt Sweep Amount) that are due and payable in cash on such Scheduled Payment Date.

“Mandatory Principal” means, as of each Scheduled Payment Date beginning with the second Scheduled Payment Date occurring after the end of the Target Debt Sweep Period, principal (other than accrued and unpaid Target Debt Sweep Amounts) due and payable in cash on such Scheduled Payment Date in accordance with the Amortization Profile.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its

Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Financing Document to which the Borrower or any of the Loan Parties is a party; (c) material adverse effect on the rights and remedies available to the Lenders or the Collateral Agent under any Financing Document.

“Maximum Loan Size” has the meaning set forth in the definition of “Sizing Parameters”.

“Maximum Rate” has the meaning set forth in Section 10.13.

“MEPCA” has the meaning set forth in the recitals to this Agreement.

“Monthly True-Up Certificate” has the meaning set forth in the MEPCA.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any member of the Controlled Group is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions within any of the preceding five (5) plan years immediately preceding the Closing Date.

“Net Cash Flow” means, with respect to a period, an amount equal to Customer Payments received by the Borrower generated by Borrower Projects (which shall not include Excluded Revenues) minus the fees paid to the Agents and Operating Expenses (as defined in the CADA) paid, in each case during such period; provided, any projection of Net Cash Flow shall assume that Project Revenue Reduction Events that are in effect at the time such projection is made will remain in effect and that no cash flow shall be received from Projects subject to Project Compensation Events.

“Non-Consenting Lender” has the meaning set forth in Section 9.12(i).

“Note” and “Notes” has the meanings given in Section 2.1(d).

“Notice of Default” has the meaning given in Section 5.2(c).

“Notice of Event of Default” has the meaning given in Section 5.2(c).

“Obligations” means and includes all loans, advances, debts, obligations, and liabilities howsoever arising (and whether arising or incurred before or after any Bankruptcy Event with respect to the Borrower or any other Person), owed by such Loan Party to the Agents or the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement, or any of the other Financing Documents, including all principal, interest, indemnity or reimbursement obligations, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to such Person in connection with its dealings with such Person and payable by such Person under this Agreement or any of the other Financing Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operative Documents” means the Financing Documents, the LLC Agreements and the Project Documents.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Documents” means, with respect to each Borrower Project, the Customer Agreement and the interconnection agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(b) or Section 2.8(c)).

“Outstanding Principal” means, as of any date of determination, the aggregate amount of principal outstanding under all Loans on such date.

“Participant” has the meaning set forth in Section 9.14(a).

“Participant Register” has the meaning set forth in Section 9.14(b).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time.

“Payment Account” has the meaning set forth in the CADA.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any permit, franchise, lease, order, license, notice, certification, approval, exemption, qualification, right or authorization from or registration, notice or filing with any Governmental Authority.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which (i) appropriate reserves acceptable to the Lenders have been established in accordance with GAAP, (ii) enforcement of the contested Tax is effectively stayed for the entire duration of such contest and (iii) any Tax determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such conflict; (b) Liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds (with recourse to a Person other than the Borrower) or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Lenders in such manner and amount as to reasonably assure that any amounts determined to be due will be promptly paid in full when such contest is determined; (c) Liens created under the Financing Documents; (d) Liens arising as a matter of Law and (e) Liens permitted under the Project Documents.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Platform” has the meaning set forth in Section 10.1(d).

“Pledge Agreement” has the meaning set forth in the recitals to this Agreement.

“PML Study” has the meaning set forth in Section 5.17(b).

“Portfolio Report” means each of the operations reports and monthly operating reports, as applicable, delivered under the Maintenance Services Agreement or the Administrative Services Agreement.

“Portfolio Value” shall mean, as of the date of determination, the remaining present value through the Loan Maturity Date of the projected Net Cash Flow in accordance with the Advance Models, discounted at a rate of [***]7.

“Prepayment Rate” means [***].

“Project” means a System (but expressly excluding any storage component thereof) installed on the rooftop of a Customer’s residential property and (a) used or to be used to generate electricity for sale to such Customer or (b) leased to a Customer, in each case under a Customer Agreement, the associated rights under such Customer Agreement, and all other related rights to the extent applicable thereto, including, without limitation, all parts and manufacturer’s warranties and rights to access Customer data, and all Permits and real property

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rights and other rights with respect to such Customers’ real property contained in such Customer Agreement necessary for the operation of the System and the lease of the System to the Customer or sale of electricity pursuant to the related Customer Agreement, as applicable, and all rights pursuant to any related Environmental Attributes and Rebates (in each case, as defined in the MEPCA).

“Project Compensation Amount” means, as of any Scheduled Payment Date, an amount equal to the product of (i) the Prepayment Rate times (ii) the reduction in Portfolio Value resulting from or attributable to each Project Compensation Event (disregarding any proceeds received in respect of such Project Compensation Event and assuming that no Customer Payments will be received in respect of the Project subject to such Project Compensation Event) that occurred during the period between the two most recent Quarterly Dates.

“Project Compensation Event” means with respect to any Project:

(a)the occurrence of an early termination of the Customer Agreement in respect of such Project and payment of the termination payment by the Customer for such Project in connection with such termination under and in accordance with the Customer Agreement for such Project;

(b)such Project experiences an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as existed immediately prior to the Event of Loss within [***] days of such Event of Loss;

(c)future amounts due under a Customer Agreement for such Project have been prepaid by the Customer for such Project; or

(d)the Customer in respect of such Project has purchased such Project in accordance with the terms of the Customer Agreement for such Project.

“Project Documents” means the Project Documents set forth in Appendix 2 hereto (as well as any successor, substitute or replacement documents therefor), and the Transaction Documents.

“Project Locations” has the meaning set forth in the MEPCA.

“Project Revenue Reduction Amount” means, [***]8.

“Project Revenue Reduction Event” means with respect to any Project:

(a)the Customer for such Project becomes more than [***] days past due on any amount due under the Customer Agreement for such Project (provided, for the avoidance of doubt, that at such time such Customer is performing its obligations under such Customer Agreement in accordance with the terms thereof, such Project shall not be deemed to be subject to a Project Revenue Reduction Event);

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(b)the occurrence of an early termination of the Customer Agreement in respect of such Project (without a replacement being entered into that would cause the Project to meet the Eligibility Representations) and  the Customer for such Project fails to make a termination payment under and in accordance with the terms of the Customer Agreement for such Project by the date that is [***] days after such termination; or

(c)the Customer Agreement for such Project is a Distressed Customer Agreement and such Distressed Customer Agreement is amended to modify the electricity or lease rate, annual escalator or term thereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proportionate Share” means, at any time with respect to each Lender, the percentage obtained by dividing the outstanding principal amount of the Loans and Commitments of such Lender at such time by the Outstanding Principal and Commitments of all Lenders at such time.

“Provider” means Vivint Solar Provider, LLC, a Delaware limited liability company.

“Provider Default” means (a) the delivery by the Borrower to Provider of a written notice of the termination of the Provider as the “Provider” as such term is defined in the Administrative Services Agreement or the Maintenance Services Agreement, or (b) the termination of the Provider as the “Provider” as such term is defined in the Administrative Services Agreement or the Maintenance Services Agreement or any other event that would with the giving of notice, passage of time or both would result in the termination of the Provider as the “Provider” as such term is defined in the Administrative Services Agreement or the Maintenance Services Agreement. A Provider Default may be cured (x) if the grounds for removal are rescinded in writing by Borrower Member or cease to exist or (y) by the appointment of a Qualified Manager as replacement “Provider” on terms materially similar to the terminated Service Agreements (including the applicable Backup Services Agreement) and where such removal and replacement would not otherwise have a Material Adverse Effect.  The Initial Backup Servicer is acknowledged to be an acceptable replacement “Provider” in respect of the Administrative Services Agreement and each Person set forth of Appendix 8 is acknowledged to be an acceptable replacement “Provider” in respect of the Maintenance Services Agreement.

“PRRE Percentage” shall mean, [***]9.

“PRRE Threshold” means the lesser of (a) the greater of (i) [***] percent ([***]%) and (ii) the product of [***] percent ([***]%) multiplied by [***] that have elapsed in full since [***] following the Closing Date and (b) fifteen percent ([***]%).

“PTO Letter” has the meaning set forth in the MEPCA.

“Public Lender” has the meaning set forth in Section 10.1(d).

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“PUHCA” means the Public Utility Holding Company Act of 2005 and all the implementing rules regulations of FERC issued thereunder.

“Purchase Date” has the meaning set forth in the MEPCA.

“Qualified Appraiser” has the meaning set forth in the MEPCA.

“Qualified Manager” means a Person that (a) has the Requisite Experience, and (b) either (i) has (A) a credit rating of “[***]” or higher by S&P and “[***]” or higher by Moody’s, in each case, with a neutral or positive outlook, or (B) a tangible net worth of at least $[***], or (ii has a direct or indirect parent with (A) a credit rating of “[***]” or higher by S&P and “[***]” or higher by Moody’s, in each case, with a neutral or positive outlook, or (B) a tangible net worth of at least $[***]; provided, that such Person can satisfy the Requisite Experience by engaging a third party service provider who has the Requisite Experience.

“Qualified Purchaser” means a Person that purchases the direct or indirect Equity Interests in Borrower Member or Provider, as applicable, that is a Qualified Manager and which has certified at the time it acquires such direct or indirect Equity Interests that it intends to hold such interests and not treat them “as available for sale” or equivalent for accounting purposes.

“Quarterly Date” means the last Business Day of the first month occurring after the end each calendar quarter, commencing with the quarter in which the initial Borrowing Date occurs.

“Ratings Agency” means any of S&P, Moody’s, Fitch, Kroll or DBRS.

“Recipient” means (a) an Agent, (b) any Lender or (c) any other Secured Party, as applicable.

“Reeligible Project” shall mean, as of any Scheduled Payment Date, a Borrower Project that (a) was previously the subject of an Ineligible Project Event and in respect of which a prepayment was made under Section 2.1(f)(ii)(F) on a prior Scheduled Payment Date and (b) is no longer the subject of an Ineligible Project Event.

“Register” has the meaning set forth in Section 9.15(c).

“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of Hazardous Materials in, into, onto or through the environment or from or through any facility, property or equipment.

“Removal Effective Date” has the meaning set forth in Section 9.6(b).

“Repayment Event” means, as of [***]10, the Cash Flow Coverage Ratio is less than [***].

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived.

“Representatives” has the meaning set forth in Section 10.17.

“Required Lenders” means, (a) prior to the Availability Period End Date, the Lenders holding more than 50% of the Commitments then in effect and (b) after the Availability Period End Date, the Lenders holding more than 50% of the Outstanding Principal.  The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requisite Experience” means a Person that has, for a period of at least [***] consecutive years within the [***] years immediately prior to the date of determination operated at least (a) [***] megawatts of energy generation facilities (of which at least [***] megawatts are residential or commercial solar distributed generation capacity) or (b) [***] megawatts of total aggregate solar distributed generation capacity (of which at least [***] megawatts are residential or commercial solar distributed generation capacity).

“Resignation Effective Date” has the meaning set forth in Section 9.6(a).

“Responsible Officer” means (i) with respect to any Loan Party, (a) Chief Executive Officer, President, Chief Commercial Officer, Chief Financial Officer, or Chief Legal Officer and Vice President, Capital Markets and (b) any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent, and (ii) with respect to any Agent or the Depositary, any officer in the corporate trust office of any Agent or the Depositary, including any president, vice president, executive vice president, assistant vice president, treasurer, secretary, assistant secretary, corporate trust officer or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject, and, in each case, having direct responsibility for the administration of this Agreement and the other Financing Documents to which such Person is a party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party, as the case may be, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, as applicable, and such

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Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party, as applicable. Any notice delivered to any Loan Party by a Secured Party shall provide such Person with Knowledge of the facts included therein.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on or with respect to any Equity Interests in the Borrower, or any other payment (whether in cash, securities or other property on account of any Equity Interest in the Borrower), including any sinking fund or similar deposit or any payment, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower or any payments in respect of any management or development fees; provided, that distributions of Excluded Revenues shall not constitute “Restricted Payments”.

“Revenue Account” has the meaning set forth in the CADA.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means a country or territory that is the subject of country-wide or territory-wide Sanctions broadly prohibiting dealings with such country or territory (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person:  (a) identified on a Sanctions List; (b)  organized, operating from, or ordinarily resident in, or the government or any agency or instrumentality of the government of, any Sanctioned Country; (c) owned or controlled by, or acting for or on behalf of, directly or indirectly, any Person described in the foregoing clause (a) or (b); or (d) otherwise the subject or target of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the United States.

“Sanctions Authority” means:  (a) the U.S. government, including OFAC and the U.S. Department of State; (b) the United Nations Security Council; (c) the European Union and each of its member states; or (d) the United Kingdom, including Her Majesty’s Treasury.

“Sanctions List” means any Sanctions-related list of designated Persons maintained by any Sanctions Authority, including, without limitation, the Specially Designated Nationals and Blocked Persons List maintained by OFAC.

“Scheduled Payment Date” means each Quarterly Date, or if any such day is not a Business Day, the immediately succeeding Business Day.

“Scheduled Payment Date Report” means a report delivered by the Borrower at least three (3) Business Days before each Scheduled Payment Date pursuant to Section 5.15, substantially in the form of Exhibit D, and certified by a Responsible Officer of the Borrower, which shall, among other things, (a) report in reasonable detail on the Target Debt Sweep Amount and any other Mandatory Payment payable on such Scheduled Payment Date, each other withdrawal and payment to be made from the Revenue Account and the other Collateral Accounts and each withdrawal and payment made from the Collateral Accounts during the quarter ending on such Scheduled Payment Date and (b) contain the Borrower’s good faith, reasonable and detailed calculation of the Cash Flow Coverage Ratio as of such Scheduled Payment Date.

“Secured Parties” means (a) if applicable, the Agents, (b) the Lenders, and (c) if applicable, the Depositary.

“Security Agreement” has the meaning set forth in the recitals to this Agreement.

“Seller” has the meaning set forth in the recitals to this Agreement.

“Service Agreements” means the Administrative Services Agreement and the Maintenance Services Agreement.

“Sizing Parameters” means, as of each Borrowing Date, the maximum amount of Loans that, if provided to the Borrower and, as of such Borrowing Date, aggregated with Outstanding Principal, would be equal to (i) in the case of each Borrowing Date other than in respect of the Loan on the Aggregation Date, [***]11% and (ii) in the case of the Borrowing of the Loan on the Aggregation Date, if any, [***]%, in each case of the amount of Loans that would meet the applicable Amortization Profile (the “Maximum Loan Size”), assuming Net Cash Flows as modeled in the Advance Model delivered in connection with such Borrowing Date or the Final Advance Model delivered in connection with the Aggregation Date.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person generally is able to pay its debts and liabilities, contingent obligations and other commitments as they mature.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” means Vivint Solar, Inc., a Delaware corporation.

“Spread Adjustment” [***]12.

“SREC” means the definition “SRECs”, “RECs” or “Renewable Energy Credits”, as applicable, given in the applicable Project Documents, but in any event, includes credits, credit

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certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any state or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any System or electricity produced therefrom.

“Standstill Period” has the meaning set forth in the Interparty Agreement.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supplemental Reserve Account” has the meaning set forth in the CADA.

“Supplemental Reserve Required Amount” has the meaning set forth in the CADA.

“Swap Termination Amount” means, in respect of any one or more Hedging Agreements entered into by any Person, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“System” means an electric generating photovoltaic system including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote monitoring system, communication system, connectors, meters, disconnects, and optionally, battery storage equipment and energy management equipment, but excluding the Customer’s electrical distribution equipment

“System Information” means the information listed on Appendix 3, which shall be in form, substance and content substantially the same as the tranche data file provided by the Loan Parties to the Lenders during due diligence and on the Closing Date.

“Target Debt Balance” means, as of any Quarterly Date during the Target Debt Sweep Period, the target Loan balance for such Quarterly Date determined in accordance with the Amortization Profile and set forth in Schedule 2.1(f); as such Schedule 2.1(f) is updated on each Borrowing Date to account for the Loan Borrowed on such Borrowing Date.

“Target Debt Sweep Amount” means, as of each Scheduled Payment Date occurring during the Target Debt Sweep Period, an amount that will cause the Outstanding Principal (after giving effect to any payment of principal of Loans and any prepayments made on such Scheduled Payment Date) to be equal to the then-applicable Target Debt Balance as of the most recent Quarterly Date.

“Target Debt Sweep Period” means the period from and including the Availability Period End Date through and including the first Scheduled Payment Date that occurs after the end of the Standstill Period.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning set forth in Section 2.1(a)(vii).

“Total Loan Commitment” means One Hundred Thirty Million Dollars ($130,000,000).

“Transaction Documents” means the MEPCA, the Backup Services Agreement, the Backup Addendum, the Administrative Services Agreement, the Maintenance Services Agreement, that certain Guaranty, dated as of August 3, 2018, made by Sponsor in favor of Borrower and each Bill of Sale.

“True-Up Report” has the meaning set forth in the MEPCA.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Undrawn Fee Amount” means, on the applicable Undrawn Fee Payment Date, an amount (if positive) equal to:

(a)[***]13;

(b)[***]; and

[***]“Undrawn Fee Payment Date” means each of [***] or, if any such day is not a Business Day, the immediately preceding Business Day.

“Undrawn Fees” has the meaning set forth in Section 2.3(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.4(g)(ii)(B)(3).

“VSLR Party” means each of Provider and Seller.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withholding Agent” means any Loan Party and the Administrative Agent.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2Rules of Interpretation

.  Except as otherwise expressly provided, the rules of interpretation set forth below shall apply to this Agreement and the other Financing Documents:

(a)The singular includes the plural and the plural includes the singular.  The definitions of terms apply equally to the singular and plural forms of the terms defined.

(b)A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

(c)A reference to a Person includes its successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

(d)The words “include,” “includes” and “including” are not limiting.

(e)A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(f)References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time, provided such amendment, modification or supplement was made in compliance with this Agreement.

(g)The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(h)References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(i)The Financing Documents are the result of negotiations between, and have been reviewed by the Borrower, the Agents, each Lender and their respective counsel.  Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Borrower, the Agents or any Lender.

(j)Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “will” and “shall” shall be construed to have the same meaning and effect.

(k)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(l)Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(m)Unless otherwise specified in this Agreement, whenever a payment or performance of an action is required to be made pursuant to this Agreement on a day that is not a Business Day, such payment or performance shall be made on the next succeeding Business Day.

(n)If, at any time after the Closing Date, a Ratings Agency shall change its respective system of classifications, then any Ratings Agency “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

(o)“or” is not exclusive.

(p)All references to “$” are to United States dollars unless otherwise indicated.

(q)References to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form.

(r)If a Scheduled Payment Date occurs on a Quarterly Date, references to “most recent Quarterly Date” with respect to such Scheduled Payment Date shall refer to such Scheduled Payment Date.

ARTICLE 2

THE CREDIT FACILITY

2.1Loan Facility

.

(a)Loan Facility.

(i)Availability.

(A)

Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

(B)

Notwithstanding the foregoing, (x) there shall be no more than one (1) Borrowing per calendar month and no such Borrowing shall exceed Fifty Million Dollars ($50,000,000.00) in aggregate principal amount and (y) the total principal amount of all Loans outstanding hereunder shall not exceed the sum of the Commitments.

(C)	Each Loan made by a Lender under this Agreement shall reduce such Lender’s proportionate share of the Commitment available hereunder.
(D)	Amounts borrowed hereunder and repaid pursuant to Section 2.1(f) may not be reborrowed under this Section 2.1(a).
(E)	Notwithstanding any provision to the contrary, any Borrowing must occur on a date that is a Business Day.

(ii)Loan Sizing; Minimum Draw Amount.  Notwithstanding anything to the contrary in Section 2.1(a)(i), the aggregate amount of each Borrowing (A) shall be in a maximum principal amount no greater than the then-applicable Maximum Loan Size  (B) shall not cause the Outstanding Principal (including the amounts of the requested Borrowing) to exceed the Commitment and (C) shall exceed $2,500,000  or such lesser amount as equal to the remaining Commitment.

(iii)Borrowing Notice.  The Borrower shall request Loans by delivering to the Lenders with a copy to the Administrative Agent an irrevocable written notice in the form of Exhibit B-1 (or such other form as may be approved by the Administrative Agent at the instructions of the Lenders), appropriately completed and signed by a Responsible Officer of the Borrower (a “Borrowing Notice”) by no later than 12:00 p.m., New York time, at least five (5) Business Days before the requested date of each Borrowing.

(iv)The Advance Model.  In connection with any Borrowing Notice, the Borrower shall also deliver to the Administrative Agent and the Lenders simultaneously with such Borrowing Notice the updated actualized Advance Model.

(v)Loan Aggregation Notice.

(A)

The Borrower shall request the aggregation of all Loans into a single Loan (such Loan, the “Term Loan”) by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit B-2 (or such other form as may be approved by the Administrative Agent at the instructions of the Lenders), appropriately completed and signed by a Responsible Officer of the Borrower (the “Loan Aggregation Notice”) by no later than 12:00 p.m., New York time, at least two (2) Business Days before the Aggregation Date (such date of delivery, the “Loan Aggregation Notice Date”).

(B)

Together with the Loan Aggregation Notice, the Borrower shall submit to the Administrative Agent, the Lenders and the applicable Ratings Agency a final actualized Advance Model (the “Final Advance Model”) that takes into account the actual characteristics of all Borrower Projects as of the Aggregation Date.

(C)

If the Maximum Loan Size (as determined in accordance with the Final Advance Model) is greater than the principal amount of the Outstanding Principal as of the Loan Aggregation Notice Date, then the Borrower may, but shall not be obligated to, subject to the satisfaction of the conditions precedent set forth in Section 3.2, draw any undrawn Commitment in an amount equal to the difference between the Maximum Loan Size minus the Outstanding Principal as of the  Loan Aggregation Notice Date, and such Loan will be aggregated, together with the other Loans outstanding on the Loan Aggregation Notice Date, into the Term Loan.

(b)Interest Provisions Relating to Loans.

(i)Interest Rate.  Subject to Section 2.4(c), the Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Loan from the date of the funding of such Loan until the Loan Maturity Date at the Applicable Interest Rate.

(ii)Interest Payment Dates.  Interest on the unpaid principal amount of each Loan shall be payable in arrears on each Scheduled Payment Date with respect to such Loan and upon prepayment of any Loans as and to the extent provided in Section 2.1(f) and at maturity (whether by acceleration or otherwise); provided that interest payable pursuant to Section 2.4(c) shall be payable on demand.

(iii)Interest and Undrawn Fee Computations.  Interest on the Loans and any Undrawn Fees will be calculated on the basis of a year of 360 days with twelve (12) thirty day months, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(iv)Interest Account and Interest Computations.  The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (A) the Applicable Interest Rate for the Loans; (B) the date and amount of each principal and interest payment on each Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof.  The Borrower agrees that all computations by the Administrative Agent of interest shall be deemed prima facie to be correct in the absence of manifest error.

(c)Principal Payments of Loans.  The Borrower shall pay to each Lender the principal of such Lender’s outstanding Loan at par and without payment of the Make-Whole

Amount on each Scheduled Payment Date commencing on the first Scheduled Payment Date that occurs after the Standstill Period in accordance with installment amounts set forth for such date in the Amortization Profile.  All outstanding principal of, and all unpaid interest, fees and costs payable hereunder with respect to each of the Loans shall be due and payable in full at par and without payment of the Make-Whole Amount on the Loan Maturity Date.

(d)Promissory Notes.

(i)Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall constitute prima facie evidence of the accuracy of the information contained therein.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Payment by the Administrative Agent to the Lenders in accordance with the terms hereof shall not require presentment of any Note.

(ii)Execution and Delivery of Notes.  Upon the request of any Lender, the Borrower shall duly execute and deliver to such Lender a promissory note substantially in the form of Exhibit A (each, a “Note”), in favor of such Lender in a principal amount equal to such Lender’s Loan, with blanks appropriately completed in conformity herewith.  Each Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to each of its Notes (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date, amount and maturity of its Loan and payments with respect thereto or (ii) to record the date, amount and maturity of its Loan and payments with respect thereto in its books and records as contemplated by Section 2.1(d)(i).  Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein; provided that the failure of any Lender to make such notations or maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(iii)The Lenders and any transferees or assignees thereof after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

(e)Loan Funding.

(i)Notice.  The Borrowing Notice, the Advance Model, Loan Aggregation Notice, and the Final Advance Model, shall be delivered to the Administrative Agent and the Lenders, as applicable, in accordance with Section 2.1(a).  The Administrative Agent shall promptly notify each Lender of the date of each requested Borrowing and such Lender’s Proportionate Share of the requested Borrowing.

(ii)Pro Rata Loans.  All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share, with the Borrowing of Loans to be comprised of a Loan by each Lender equal to such Lender’s Proportionate Share of the Borrowing.

(iii)Administrative Agent Account.  No later than 12:00 p.m., New York time on the date of the requested Borrowing, if the applicable conditions precedent listed in Sections 3.1 and 3.2 have been satisfied or waived, each Lender shall make available the Loans requested in the Borrowing Notice in Dollars and in immediately available funds to the Administrative Agent at its account in the United States identified in Annex 1.

(f)Prepayments.

(i)Voluntary Prepayment of Loans.  The Borrower may, at its option, prepay, all outstanding Loans in whole or in part.  Any partial prepayment hereunder shall be in a minimum aggregate amount of One Million Dollars ($1,000,000) and in an integral multiple of One Million Dollars ($1,000,000); provided, however, that any prepayment pursuant to this Section 2.1(f)(i) shall not result in any release of Collateral without further action of the Collateral Agent pursuant  to the terms of the Financing Documents.  Each voluntary prepayment of Loans under this Section 2.1(f)(i) shall be subject to the payment of Make-Whole Amount.

(ii)Mandatory Prepayments.  [***]14:

(A)	Repayment Event. [***];
(B)	Incurrence of Debt. [***];
(C)	Loans Exceed Commitment. [***];
(D)

Target Debt Sweep. The Borrower shall prepay the Loans then outstanding on each Scheduled Payment Date during the Target Debt Sweep Period in an amount equal to the Target Debt Sweep Amount, if any, on the most recent Quarterly Date; provided, that a failure to pay the Target Debt Sweep Amount in full on the applicable Scheduled Payment Date will not, in and of itself, result in an Event of Default hereunder;

(E)	Aggregation Date. [***].
(F)	Ineligible Project Events. [***].

[14]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(G)	Project Revenue Reduction Events. [***].
(H)	Project Compensation Events. [***].

(iii)Terms of Prepayments.

(A)

All voluntary and mandatory prepayments of Loans under this Section 2.1(f) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(B)

The Borrower shall give the Administrative Agent and the Lenders at least three (3) Business Days’ notice of any voluntary prepayment under Section 2.1(f)(i) and any mandatory prepayment under Section 2.1(f)(ii)(B).  Each notice of voluntary prepayment or applicable notice mandatory prepayment shall (x) specify the prepayment date, and (y) be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and the applicable Make-Whole Amount.

(C)

Amounts prepaid pursuant to Sections 2.1(f)(i) and 2.1(f)(ii) shall be applied on a pro rata basis to the remaining scheduled installments of the outstanding Loans.  Each prepayment shall be paid to the Lenders in accordance with their respective pro rata share of the outstanding principal amount of such Loans.

2.2Commitments

.

(a)Generally.  Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

(b)Scheduled Commitment Termination Date.  Unless previously terminated, the Commitments shall automatically terminate on the Availability Period End Date.

(c)Voluntary Termination or Reduction of Commitments.  The Borrower may, at any time, terminate, or from time to time reduce, the Commitments; provided, that each partial reduction of the Commitments shall be in an amount that is Five Million Dollars ($5,000,000.00) or a larger multiple of Five Million Dollars ($5,000,000.00).

(d)Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Lenders with a copy to the Administrative Agent of any election to terminate or reduce the Commitments under this Section 2.2 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Each notice delivered by the Borrower pursuant to this Section 2.2 shall be irrevocable.

(e)Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Proportionate Share of the Commitments.

2.3Fees

.

(a)Undrawn Fee.  On each Undrawn Fee Payment Date, the Borrower shall pay to the Administrative Agent, for the account of each applicable Lender, a commitment fee for each such Lender (the “Undrawn Fees”) in an amount equal to the Undrawn Fee Amount.

(b)Fee Letters.  On the Closing Date and thereafter, the Borrower shall pay to the Administrative Agent, the Collateral Agent, the Depositary and any other parties thereto (for their respective accounts) such fees in the amount and at the times set forth in the Fee Letters.

2.4Other Payment Terms

.

(a)Place and Manner.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m., New York time, on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 12:00 p.m., New York time, shall be deemed received on the next succeeding Business Day (it being understood that the Administrative Agent, at the direction of the Lenders, may deem payments received after such time on any day to be received on the date due) and any applicable interest or fee shall continue to accrue.

(b)Date.  Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)Default Interest.  If any amounts required to be paid by the Borrower under this Agreement or any other Financing Document (including principal or interest payable on any Loan, and any fees or other amounts payable to the Agents or any Lender) remain unpaid after such amounts are due, whether by acceleration or otherwise, the Borrower shall pay interest on the aggregate, outstanding balance of such overdue amount from the date due until the amounts are paid in full at a per annum rate equal to the Default Rate.  Such Default Rate shall apply automatically without the need for any notice from the Administrative Agent or any Lender; provided that the foregoing shall not be intended to modify any other notice obligation hereunder including the notice provisions applicable to Events of Default.

(d)Net of Taxes, Etc.

(i)

(A)Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis or the information and documentation to be delivered pursuant to subsection (g) below.

(B)

If such Withholding Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any such payment, then (1) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation received pursuant to subsection (g) below, (2) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (3) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(ii)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (i) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, including Other Taxes.

(iii)Indemnity.

(A)

The Borrower shall indemnify each Agent and each Lender for the full amount of Indemnified Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder, or enforcing this Agreement or any Financing Document, payable or paid by, or required to be withheld or deducted from a payment to, such Agent or Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted (including indemnifying the

Administrative Agent in its capacity as Withholding Agent); provided, that the Borrower shall not be obligated to indemnify any Agent or Lender for any penalties, additional interest or expense relating to Indemnified Taxes arising from such Agent’s or Lender’s gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.  A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  Payments by the Borrower pursuant to this indemnification shall be made within ten (10) days from the date such Agent or Lender makes written demand therefor.  The Borrower shall, and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.4(d)(iii)(B) below.

(B)

Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.13(b) relating to the maintenance of a Participant Register and (z) the Administrative Agent or the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Financing Document against any amount due to the Administrative Agent under this clause (B).

(iv)Evidence of Payments.  Upon request by the Borrower or the Administrative Agent (at the direction of Lenders), as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority

as provided in this Section 2.4(d), the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(v)Treatment of Certain Refunds.  If any Agent or Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)), it shall pay to such Loan Party an amount equal to such refund (but only to the extent of the indemnity payments made under this Section 2.4(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses related thereto (including taxes) of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Loan Party, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority; provided that the Loan Party shall not be obligated to reimburse an Agent or any Lender for any penalties, additional interest or other charges arising from such Agent’s or Lender’s gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.  Notwithstanding anything to the contrary in this paragraph (v), in no event will a Lender or Agent be required to pay any amount to the Loan Party pursuant to this paragraph (v) the payment of which could place such Lender or Agent in a less favorable net after-tax position than such Lender or Agent would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This paragraph shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Party or any other Person.

(vi)Survival of Obligations.  The obligations included in this Section 2.4(d) shall survive the termination of this Agreement and the repayment and discharge of the Obligations of the Loan Parties.

(e)Application of Payments.

(i)Except as otherwise provided herein (including in Section 7.1), payments made under this Agreement and the other Financing Documents shall be applied in accordance with Sections 3.3(d), 3.3(e) and 3.3(f) of the CADA.

(ii)The Administrative Agent shall promptly distribute to each Lender its Proportionate Share of each payment of principal, payments, fees and any other amounts received by the Administrative Agent for the account of the Lenders under the Financing

Documents.  The payments made for the account of each Lender shall be made, and distributed to it, for the account of such Lender’s Lending Office.

(f)[Reserved].

(g)Withholding Exemption Certificates.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.4(g)(ii)(A), 2.4(g)(ii)(B) and 2.4(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the applicable Withholding Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable)

establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by one or more of the following executed forms from each of the Foreign Lender’s direct or indirect partners/members, or Participants, or any Participant’s direct or indirect partners/members, as appropriate: IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners/members of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner/member;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the applicable Withholding Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)

if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)

The Administrative Agent shall deliver to the Borrower on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), an executed copy of IRS Form W-9.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.4(g) expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)Wells Fargo Bank, National Association, both in its individual capacity and in its capacity as the Administrative Agent and the Withholding Agent, has no liability to any Loan Party, the Lenders or any other Person in connection with any tax withholding amounts paid or withheld from any payment pursuant to applicable Law or arising from any Loan Party’s or a Lender’s failure, as applicable, to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this Agreement.

(v)Upon request from an applicable Withholding Agent, the Borrower will provide such additional information that it may have to assist such Withholding Agent in making any withholdings or informational reports to the extent such information is necessary for the Withholding Agent to comply with its taxwithholding obligations under applicable Law.

2.5Pro Rata Treatment

.

(a)Except as otherwise provided herein (i) each Borrowing, each payment of Undrawn Fees and each reduction of the Commitments shall be made or shared among the Lenders pro rata according to their respective applicable Commitments and (ii) each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans shall be made for the account of the Lenders pro rata in accordance with the respective principal amounts of their outstanding Loans.  Each Lender agrees that in computing each Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent shall, at the direction of the affected Lender, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

(b)Sharing of Payments, Etc.  If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such Benefited Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the Benefited Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the Benefited Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by Laws, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation; provided, that the provisions of this Section 2.5(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or any of their Affiliates (as to which provisions of this Section 2.5(b) apply).

2.6Change of Circumstances

.

(a)Increased Costs.  If, after the date of this Agreement, any Change of Law:

(i)shall impose, modify or deem applicable any reserve, special deposit, customary loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, credit extended or participated in ,by any Lender;

(ii)shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)shall impose on any Lender any other condition, costs or expenses (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other recipient, the Borrower shall promptly, but in no event later than ten (10) Business Days after receipt of written demand therefor by such Lender or other Recipient, pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reductions suffered.

(b)Capital Requirements.  If any Lender determines that any Change of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender or other Recipient or its holding company, as the case may be, as specified in Section 2.6(a) or Section 2.6(b) and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section 2.6 shall not constitute a waiver of such Lender’s or other Recipient’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or other Recipient, as the case may be, notifies the Borrower of the Change of Law giving rise to such increased costs or reductions, and of such Lender’s or other Recipient’s intention to claim compensation therefor (except that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.7[Reserved.]

2.8Mitigation of Obligations; Replacement of Lenders

.

(a)Any Lender may designate a Lending Office other than that set forth in Annex 2 and may assign all of its interests under the Financing Documents, and its Notes (if any), to such Lending Office; provided, that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of the Borrower under Section 2.4(d), Section 2.6(a) or Section 2.6(b).

(b)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.6(a) or Section 2.6(b), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.4(d), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.4(d), Section 2.6(a) or Section 2.6(b), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(c)Replacement of Lenders.  If any Lender requests compensation under Section 2.6(a) or Section 2.6(b), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.4(d) and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.8(b), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.15), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.4(d), Section 2.6(a) or Section 2.6(b)) and obligations under this Agreement and the related Financing Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.15;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Financing Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.6(a) or Section 2.6(b) or payments required to be made pursuant to Section 2.4(d), such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.9[Reserved]

.

2.10[Reserved]

.

2.11Defaulting Lenders

.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.12(d).

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2 shall be applied at such time or times as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, third, if so determined by the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Undrawn Fees.  No Defaulting Lender shall be entitled to receive any Undrawn Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure.  If the Borrower provides notice in writing to the Administrative Agent that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent (acting at the direction of the Lenders) may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

CONDITIONS PRECEDENT

3.1Conditions Precedent to the Closing Date

.  The obligation of each Lender to make Loans and the effectiveness of this Agreement are subject to the prior satisfaction of each of the following conditions, in each case to the satisfaction of each of the Lenders (unless waived pursuant to Section 9.12(d)) on or prior to the Closing Date:

(a)Financing Documents. Delivery to the Administrative Agent and each of the Lenders of each of the following Financing Documents, each duly executed and delivered by the parties thereto:

(i)this Agreement;

(ii)the CADA;

(iii)the Pledge Agreement;

(iv)the Class B Pledge Agreement;

(v)the Security Agreement;

(vi)the Collections Account Control Agreement;

(vii)the Consents; and

(viii)the Notes (if requested by a Lender).

(b)Representations and Warranties. Each representation and warranty set forth in Section 4.1 is true and correct in all material respects as of the Closing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(c)No Default or Event of Default. As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Closing Date that would constitute a Default or an Event of Default under this Agreement.

(d)Secretary’s Certificates, Officer’s Certificate and Legal Opinions. Delivery to the Administrative Agent and each Lender of the following:

(i)a secretary’s certificate, satisfactory in form and substance to each Lender, from each Loan Party, signed by an authorized Responsible Officer of such Loan Party and dated as of the Closing Date, attaching and certifying as to the Organizational Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), and attaching and certifying as to the resolutions of the governing body of such Loan Party, the good standing, existence or its equivalent of such Loan Party and of the incumbency of one or more Responsible Officers of such Loan Party;

(ii)a certificate executed by a Responsible Officer of the Borrower certifying to (A) the representations and warranties made by each Loan Party in each Financing Document to which it is a party being true and correct in all material respects as of the Closing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Default or an Event of Default, (C) the absence of any (x) Provider Default under either Service Agreement, (y) material breach by or event of default with respect to any Loan Party of any Project Documents to which it is a party or

(z) breach of any Other Documents that could have a Material Adverse Effect, (D) the absence of any Bankruptcy Event with respect to any Loan Party, (E) no Material Adverse Effect has occurred and is continuing as of the Closing Date and, to Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect, and (F) the satisfaction (or waiver by each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof; and

(iii)an opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender.

(e)Collateral Documents. The Collateral Documents shall have been duly executed and delivered by each Loan Party that is to be a party thereto, together with (x) certificates representing all issued and outstanding Equity Interests of the Borrower, accompanied by undated stock powers executed in blank and (y) documents and instruments to be recorded or filed that the Lenders may deem reasonably necessary to perfect, record and file in the appropriate jurisdictions.

(f)Lien Searches. The Administrative Agent, the Collateral Agent and the Lenders shall have received (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party, (B) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (C) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(g)UCC Financing Statements. The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first-priority Lien and security interest set forth in the Collateral Documents.  The Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in the Borrower, along with blank transfer powers and proxies.

(h)Payment of Fees. All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary or any Lender under this Agreement, the Fee Letters (as of the Closing Date), or any other Financing Document, or under any separate agreement with such parties, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 3.1, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, the Borrower shall have made other arrangements acceptable to the Agents, the Depositary or such Lender(s), as the case may be, in their sole discretion).

(i)KYC. The Agents and Lenders shall have received all such documentation and information requested by the Agents and the Lenders that is necessary (including the names and addresses of the Borrower, taxpayer identification forms, name of officers/board members, documents and copies of government-issued identification of the Borrower and each other Loan Party (or owners thereof) for the Agents and the Lenders to identify the Borrower and each other Loan Party (or owners thereof)  in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

(j)Establishment of Accounts. The Collateral Accounts required to be open as of the Closing Date under the CADA shall have been opened in the name of the Borrower.

(k)Payment of Expenses. The expenses incurred and invoiced as of or prior to the Closing Date shall have been paid by the Borrower or its Affiliates in accordance with Section 10.4.

(l)Consents and Approvals. The Borrower shall have obtained all approvals (to the extent required to have been obtained by such time) and all consents, in each case that are necessary for its entry into the Financing Documents, Transaction Documents and Project Documents to which it is a party and implementation of the transactions contemplated in the Financing Documents, Transaction Documents and Project Documents, each of which is listed on Schedule 3.1(l).

(m)Transaction Documents. Delivery to the Administrative Agent and each of the Lenders of each of the Transaction Documents then in effect, each duly executed and delivered by the parties thereto.

(n)Advance Model. The Administrative Agent and each Lender shall have received the template Advance Model, in each case in form and substance reasonably satisfactory to each Lender.

(o)Independent Engineer Report. The Administrative Agent and each Lender shall have received a report from the Independent Engineer and, if such report is not addressed to the Administrative Agent and the Lenders, a reliance letter from the Independent Engineer, each in form and substance satisfactory to each Lender.

(p)Appraisal. The Administrative Agent and each Lender shall have received an appraisal from the Qualified Appraiser in respect of solar energy generating systems of the type and size substantially similar to the Systems that the Borrower reasonably anticipates to purchase under the MEPCA for each Project Location where the Systems will be located and a reliance letter from the Qualified Appraiser, each in form and substance satisfactory to each Lender.

(q)Insurance Report and Certificates. The Administrative Agent and each Lender shall have received (i) an insurance report from the Insurance Consultant, including an opinion as to the adequacy of the insurance maintained by the Borrower, and if the insurance report is not addressed to the Administrative Agent and the Lenders, a reliance letter from the Insurance Consultant in form and substance satisfactory to each Lender and (ii) an insurance certificate from the Borrower’s insurance broker identifying the underwriters, types of insurance, applicable insurance limits and policy terms consistent with such insurance report and evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Operative Documents has been obtained and all premiums thereon have been paid in full.

(r)No Provider Default. No Provider Default shall have occurred and be continuing.

3.2Conditions Precedent to Each Borrowing

.  The obligation of each Lender to make any Loans is subject to the prior satisfaction of the following conditions (unless waived pursuant to Section 9.12(d)):

(a)Borrowing Date Certificate. Delivery of a certificate executed by a Responsible Officer of the Borrower in the form of Exhibit G (with a copy to the Administrative Agent), dated as of the Borrowing Date (a “Borrowing Date Certificate”):

(i)certifying that all representations and warranties made by each Loan Party under the Financing Documents are true and correct in all material respects as of such Borrowing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of such Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date); provided, however, that with respect to each Project, the Borrower shall only be required to make the Eligibility Representations for such Project as of the first Borrowing Date on or after the date such Project becomes subject to the Financing Documents;

(ii)certifying that no Default or Event of Default has occurred and is continuing or will result from the Borrowing of such Loan;

(iii)certifying that no Material Adverse Effect has occurred and is continuing since the Closing Date, and, to the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect has occurred and is continuing;

(iv)certifying to the absence of any Bankruptcy Event with respect to Borrower and Borrower Member;

(v)certifying as to the absence of any (x) Provider Default, (y) material breach by or event of default with respect to any Loan Party of any Project Documents to which it is a party or (z) breach of any Other Documents that could have a Material Adverse Effect;

(vi)certifying that each such Project is located in a Project Location; and

(vii)certifying that each Project that is the subject of the requested Borrowing and each Customer for each such Project, as applicable, satisfies the Credit Criteria.

(b)Borrowing Notice. Delivery to the Administrative Agent of a Borrowing Notice in accordance with Section 2.1(a)(iii) that is subsequently reviewed, accepted and approved by the Lenders and the amount of the Loans being requested shall be greater than Two Million Five Hundred Thousand Dollars ($2,500,000) or such lesser amount as is then remaining under the Commitment.

(c)True-Up Certificate. Delivery to the Lenders (with a copy to the Administrative Agent) of the Monthly True-Up Certificate received by the Borrower with respect to the Projects purchased by the Borrower and to be financed by such Borrowing, and evidence of payment by the Borrower to the Seller of the A-Installment Payment with respect to each such Project.

(d)Liens. All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been so created, perfected and filed in the applicable jurisdictions, including in respect of any Project that becomes subject to this Agreement on or prior to the Borrowing of such Loan.

(e)Payment of Fees. All amounts required to be paid to or deposited with any Secured Party hereunder or under any other Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section 3.1 and this Section 3.2, shall have been paid in full (or shall be paid concurrently with the occurrence of such Borrowing) or arrangements for the payment thereof from the Loans shall have been made, which arrangements shall be acceptable to the Agents and the Lenders.

(f)DSR Funded to Required Amount. After giving effect to such proposed Borrowing, the Debt Service Reserve Account shall be funded, or an Acceptable DSR Letter of Credit has been posted, in an aggregate amount greater than or equal to the Debt Service Reserve Required Amount.

(g)Construction Reserve Funded to Required Amount. After giving effect to such proposed Borrowing, the Construction Reserve Account shall be funded in an amount greater than or equal to the Construction Reserve Required Amount.

(h)Supplemental Reserve Funded to Required Amount. After giving effect to such proposed Borrowing, the Supplemental Reserve Account  shall be funded in an amount greater than or equal to the Supplemental Reserve Required Balance (as defined in the CADA).

(i)No Provider Default. No Provider Default shall have occurred and be continuing.

(j)No Change in Control. No Change in Control shall have occurred, unless such Change in Control has been approved by the Required Lenders.

(k)Purchase Date. The Purchase Date shall have occurred and the A-Installment Payment shall have been made, in each case with respect to each Project to be financed by such Borrowing.

(l)Advance Model. The Administrative Agent and each Lender shall have received an updated actualized Advance Model that shall have incorporated the Borrowing and each new Project that is the subject of the requested Borrowing, in form and substance reasonably satisfactory to the Lenders.

(m)Rating. The Administrative Agent and each Lender shall have received a Ratings Agency letter dated as of (i) the Aggregation Date in the case of a Borrowing on the Aggregation Date or (ii) a date not more than the three months prior to the Borrowing Date in the case of a

Borrowing of all other Loans, in each case demonstrating a credit rating of BBB or higher from such Ratings Agency.

(n)Project Documents and Transaction Documents. Delivery to the Administrative Agent and each of the Lenders of each of the Project Documents then in effect and any updates to the Transaction Documents since the Closing Date or the prior Borrowing Date, in each case each duly executed and delivered by the parties thereto.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1Representations and Warranties

.  Borrower represents, to each Agent and the Lenders as of the date such representations are given, including each Borrowing Date and the Closing Date:

(a)Organization.

(i)The Borrower (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or lease the property it purports to own or lease and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party; and (D) has all requisite limited liability company power and authority to execute, deliver and perform its obligations under each of the Operative Documents and each other agreement or instrument contemplated thereby to which it is a party and to borrow hereunder.

(ii)The Borrower Member (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or hold its interest in the Borrower and to carry on its business as now being conducted and as proposed to be conducted by it under the Operative Documents in respect of the Projects; and (D) has all requisite limited liability company power and authority to execute, deliver and perform its obligations under each of the Operative Documents and each other agreement or instrument contemplated thereby to which it is a party.

(iii)The only holder of Equity Interests in the Borrower is the Borrower Member and (A) there are no outstanding Equity Interests with respect to the Borrower and (B) there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.  The Borrower is authorized to issue and has issued only one class of membership interests.

(b)Authorization; No Conflict; Defaults.

(i)Each Loan Party has duly authorized, executed and delivered each Operative Document to which it is a party, and neither such entity’s execution and delivery thereof nor the performance thereof (A) will be in conflict with or result in a breach of such entity’s Organizational Documents as amended, supplemented or modified; (B) will violate any other material Legal Requirement applicable to or binding on such Loan Party or any of its respective properties; (C) will result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of the Collateral under any agreement or instrument to which it is a party or by which it or any of the Collateral may be bound or affected; or (D) will require the consent or approval of or filings with any Person, which has not already been obtained or made, as applicable, and which consent or approval is in full force and effect.

(ii)No Default or Event of Default has occurred and is continuing under any Financing Document.

(c)Enforceability.  Each Financing Document to which a Loan Party is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)ERISA.  Neither the Borrower nor, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, any member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any ERISA Plan.  The Borrower does not have any employees.  Without limiting the generality of the foregoing, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there has been no and there is not reasonably expected to be any ERISA Event.

(e)Taxes.  All U.S. federal, state and local tax returns, information statements and reports, and all other material tax returns, information statements or reports, in each case, related to Taxes, of any Loan Party required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all material Taxes (including any payments in lieu of Taxes) upon such Persons and upon their properties, Assets, income, profits, businesses and franchises which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 5.8.  All such returns, information statements and reports are true and accurate in all material respects.  There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on any Assets of any Loan Party, no unresolved written claim or proposed adjustment has been asserted with respect to any Taxes of any Loan Party, no waiver or agreement by any Loan Party is in force for the extension of time for the assessment or payment of any Tax or regarding the application the statute of limitations for any Taxes or tax returns, and no request for any such extension or waiver is currently pending.  There is no pending or, to the Knowledge of the Borrower, threatened audit or investigation by any Governmental Authority of any Loan Party with respect to Taxes.  No Loan Party is a party to or bound by any Tax sharing arrangement with any Person or any other agreement pursuant to which it is liable for the Taxes of another Person (including any Affiliate of a Loan Party), other than the Financing Documents and the Transaction Documents.  No Loan Party has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.  No power of attorney currently in force has been granted with respect to Taxes of any Loan Party.  No written claim has been made by any Governmental Authority and received by any Loan Party in a jurisdiction where such Loan Party does not file a tax return that it is or may be subject to taxation in that jurisdiction.  No Loan Party has engaged in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4 or made any disclosure under Treasury Regulation Section 1.6011-4.  Other than as set forth in the Advance Model, all real property, personal property, sales, use and similar taxes imposed upon any Project (or for which the Borrower may become liable as a result the purchase of any Project) or the sale or generation of the energy produced by any Project are payable by the applicable residential customer, or are fully reimbursable to the Borrower by such residential customer, under its Customer Agreement.  Borrower Member is a U.S. Person, the Borrower is treated for U.S. federal income tax purposes as disregarded as an entity separate from Borrower Member (as described in U.S. Treasury Regulations Section 301.7701-2(c)(2)(i)), and neither the execution and delivery of the Financing Documents nor the consummation of any of the transactions contemplated by such Financing Documents will affect such status.  No election has been filed to treat the Borrower as an association taxable as a corporation for federal income tax purposes.

(f)Business. The Borrower has not conducted any business other than acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the Projects and activities related or incident thereto (including those contemplated by the Operative Documents).  The Borrower does not have any outstanding Debt or other material liabilities other than as permitted pursuant to Section 6.3 and as scheduled on Schedule 4.1(f). Borrower is not a party to or bound by any material contract other than the Operative Documents, this Agreement and the other Financing Documents.

(g)Collateral.  Each Collateral Document will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements in appropriate form are filed in the appropriate offices and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required hereunder), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or taking control, in each case subject to no Liens other than Permitted Liens.

(h)Investment Company, Holding Company Act.  Borrower is not an “investment company” within the meaning of, or is regulated as an “investment company” under, the Investment Company Act of 1940.

(i)Federal Reserve Regulations.  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loans will be used by any Loan Party to purchase Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or otherwise in violation of Regulation T, U or X.

(j)Financial Statements.  The Borrower represents that (x) the most recent financial statements (including the notes thereto) delivered in respect of the Borrower pursuant to Section 5.3 fairly present in all material respects the financial condition of the Borrower as of the date thereof and have been prepared in accordance with GAAP applied on a consistent basis, subject to the audit and normal year-end adjustments and the absence of footnotes and associated disclosures, (y) such financial statements and notes thereto disclose all direct or contingent material liabilities of the Borrower as of the dates thereof and (z) except as disclosed to the Lenders in writing, there has occurred no Material Adverse Effect since the date of the most recent financial statements delivered pursuant to Section 5.3.

(k)Project Documents.  With respect to each of the Project Documents, (w) true, complete and correct copies of all Project Documents as currently in effect have been delivered via electronic data room to the Lenders by the Borrower, (x) each Project Document is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (y) none of the Project Documents has been materially amended or modified since the effective date of such Project Document other than as set forth in Appendix 2 or permitted by Section 6.10 and copies of all such amendments and modifications have been delivered to the Lenders and (z) no material default or event of default has occurred and is continuing under any Project Document to which the Borrower is a party.

(l)Litigation.  There are no instituted, pending or, to the Loan Parties’ Knowledge, threatened actions, suits or proceedings of any kind, including actions, suits or proceedings by or before any Governmental Authority, against a Loan Party or any business, property or rights of a Loan Party as to which, if adversely determined against such Loan Party, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)Disclosure.  To the Borrower’s Knowledge, all written information that has been made available by any of the Loan Parties to any Secured Party in connection with the transactions contemplated by this Agreement and the other Operative Documents (such information to be taken as a whole, including, without limitation, updated or supplemented information), or that has been furnished by any of the Loan Parties to any third party in connection with the preparation and delivery by such third party of a report or certificate to any Secured Party, is complete and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or other forward-looking statements provided by or on behalf of the Loan Parties with respect to the Advance Models other than as provided in Section 4.1(s).

(n)[Reserved].

(o)Subsidiaries; Equity Interests.  Borrower Member has no Subsidiaries or other Equity Interests other than those in Borrower, and Borrower has no Subsidiaries or other Equity Interests.

(p)Capital Structure.  The Equity Interests of Borrower have been duly authorized and validly issued, and are fully paid and non-assessable.  There is no existing option, warrant, call, right, commitment or other agreement to which Borrower is a party requiring, and there is no membership interest, partnership interest, or other Equity Interests of Borrower outstanding which upon conversion or exchange would require, the issuance by Borrower of any additional membership interests, partnership interests or other Equity Interests of Borrower or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, a partnership interest or other Equity Interest of Borrower.

(q)Compliance with Law.  Each Loan Party has complied in all material respects with all applicable Legal Requirements, including consumer protection laws but not including Environmental Laws which are addressed under Section 4.1(v) or  Anti-Bribery and Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws and Regulations or Sanctions, which are addressed under Section 4.1(u), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(r)No Other Bank Accounts.  The Borrower does not have any deposit or securities accounts other than the Collateral Accounts and the Payment Account.

(s)Projections.  The Borrower has disclosed to the Lenders the assumptions that each Advance Model is based on (other than the assumptions set forth in Appendix 9) and the forecasts and other projections in the Advance Models submitted to the Lenders (i) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (ii) are generally consistent with the Project Documents, and other adjustments as approved by the Lenders; provided, however, that (A) none of the Advance Models, nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Loans may differ from the Advance Model, and that the differences may be material, and (B) the Borrower believed in good faith that each Advance Model as of the relevant date of delivery was reasonable and attainable.

(t)Solvency.  Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds thereof, the Borrower is Solvent.

(u)Foreign-Asset Control Regulations.

(i)Each of the Loan Parties has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by it and its Subsidiaries, and their respective directors, officers, employees and agents, with applicable Anti-Bribery and Anti-Corruption Laws, applicable Anti-Terrorism and Money Laundering Laws and Regulations and applicable Sanctions.

(ii)No Loan Party or any of its Subsidiaries or, to the Loan Party’s knowledge, any of their respective directors, officers, respective employees or agents:  (A) is a Sanctioned Person; (B) is engaged or intends to engage in the future in any unlawful dealings with, involving or for the benefit of, any Sanctioned Person in violation of Sanctions; or (C) will directly or knowingly use any part of any proceeds of the Loans or lend, contribute, or otherwise make available such proceeds (1) to fund or facilitate any unlawful activities or business of, with or involving any Sanctioned Person in violation of Sanctions or (2) in any other manner that would constitute or give rise to a violation of applicable Sanctions by any Loan Party, any of its Subsidiaries, the Administrative Agent or any Lender.

(iii)No Loan Party or any of its Subsidiaries or, to the Loan Party’s knowledge, any of their respective directors, officers, employees or agents has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity; any officer or employee of a public international organization; any person acting in an official capacity for or on behalf of any of the foregoing; or any political party, party official, or candidate for political office) to improperly influence an official action, secure an improper advantage or in any manner that would constitute or give rise to a violation of applicable Anti-Bribery and Anti-Corruption Laws.

(iv)No Loan Party or any of its Subsidiaries or, to the Loan Party’s knowledge, any of their respective directors, officers, employees or agents is or has been, in the past five (5) years, subject to any action, proceeding, litigation, claim or investigation by a Governmental Authority with regard to any actual or alleged violation of applicable Sanctions, applicable Anti-Bribery and Anti-Corruption Laws or applicable Anti-Terrorism and Money Laundering Laws and Regulations.

(v)Environmental Compliance.  Each Project is, and has been developed, constructed and operated, in material compliance with all applicable Environmental Laws and Permits; no notice of violation of such Environmental Laws or Permits has been issued by any Governmental Authority with respect to any Project which has not been resolved or which is reasonably expected, in the aggregate across all such notices of violation for all Projects, to have a Material Adverse Effect; there is no pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws or Permits against any Loan Party or (as it relates to the Projects) VSLR Party or with respect to any Project which could reasonably be expected, in the aggregate across all such actions, charges, claims, demands, suits, proceedings, petitions, governmental investigations and arbitrations, to have a Material Adverse Effect; there has been no Release of any Hazardous Material by a Loan Party on, from or related to any Project that has resulted in or could reasonably be expected, in the aggregate across all such Releases, to result in a Material Adverse Effect; and no action has been taken by any Loan Party or VSLR Party that would cause any Project not to be in material compliance with all applicable Environmental Laws or Permits pertaining to Hazardous Materials.

(w)Knowledge Individuals.  Each of the individuals listed on Schedule 1.1(b) is a Responsible Officer, who is responsible for the management and administration of the Borrower.

(x)EEA Financial Institution. The Borrower  is not an EEA Financial Institution.

(y)Consents.  All consents, approvals and filings then required to be obtained or made by Seller and each Affiliates of Seller (other than Loan Parties) to execute, deliver and perform the Operative Documents to which it is a party have been obtained or made and are in full force and effect.

(z)Permits.  As of each Borrowing Date, all Permits required under the Customer Agreements or otherwise for each System that is the subject of Borrowing on such Borrowing Date to generate electricity (i) for sale to the Customer, or (ii) pursuant to the lease of such System to the Customer, as applicable, have been obtained and are in full force and effect (except for the applicable PTO Letter for such Project and the final building inspection approval for such Project, which, in each case, may or may not have been obtained).   As of each Borrowing Date, none of the Loan Parties nor any of their Affiliates have received written notice from any Governmental Authority regarding any revocation, withdrawal, suspension, cancellation or termination of any such Permit, except where such revocation, withdrawal, suspension, cancellation or termination would not materially adversely affect the Borrower’s ability (or the ability of any of the Borrower’s direct or indirect owners) to claim ITCs, amortization and depreciation deductions for such Projects.

(aa)Insurance.  As of each Borrowing Date, all policies of insurance required to be maintained with respect to the Borrower Projects that are the subject of Borrowing on such Borrowing Date under Section 5.17 (Insurance) are in full force and effect and have been paid in full or are not in arrears.  No notice of cancellation has been received with respect to such policies and the Borrower is in compliance in all material respects with all conditions contained in such policies; and

(bb)Title.  As of each Borrowing Date, with respect to each Project that is the subject of Borrowing on such Borrowing Date, the Borrower has good and valid legal and beneficial title to such Project, including all of the assets and properties (tangible and intangible) constituting any part of such Project, and all of such assets and properties are free and clear of all Liens or encumbrances other than Permitted Liens.

(cc)Real Property Rights.  As of each Borrowing Date, the Customer under the applicable Customer Agreement has provided to Borrower and its contractors a right to access the property where such System is or will be installed.

(dd)Intellectual Property.  As of each Borrowing Date, the Borrower owns or has a valid license to all intellectual property that is necessary to install, operate and maintain each

Borrower Project that is the subject of Borrowing on such Borrowing Date.  There are no pending or, to the Knowledge of Borrower, threatened, claims, actions, judicial or other adversary proceedings, or disputes (i) directly against the Borrower concerning any item of such intellectual property, (ii) directly against any such license or (iii) that would have a Material Adverse Effect on the Borrower or each Borrower Project that is the subject of Borrowing on such Borrowing Date, taken as a whole with all Borrower Projects.

(ee)No Condemnation.  As of each Borrowing Date, to the Knowledge of the Borrower, no condemnation is pending or threatened with respect to any such Borrower Project that is the subject of Borrowing on such Borrowing Date, or any portion thereof material to the ownership or operation of any such Borrower Project, and no unrepaired casualty exists with respect to any such Borrower Project or any portion thereof material to the ownership or operation of any such Borrower Project or the sale of electricity therefrom.

(ff)Project Warranties. To the Knowledge of the Borrower, all warranties relating to the Systems in the Borrower Projects from any manufacturer of any Major Equipment therein are in full force and effect in all material respects.

(gg)Approved Equipment. Projects with any Major Equipment not manufactured by an Approved Manufacturer do not exceed [***]15 ([***]%) of the STC DC nameplate MW of all Borrower Projects.

(hh)Qualifying Facility Status.

(i)Each Borrower Project is, or will be as applicable, a qualifying small power production facility in accordance with 18 C.F.R. Part 292 and is exempt from: (1) the Public Utility Holding Company Act of 2005 and from State laws and regulations respecting the rates and the financial and organizational regulation of electric utilities as set forth in 18 C.F.R. Section 292.602(b) and (c), respectively; and (2) from all Sections of the Federal Power Act except for those set forth in 18 C.F.R. Sections 292.601(2) through (5).

(ii)As of each Borrowing Date, none of the Secured Parties nor any Affiliate (as that term is defined in Section 1261(1) of PUHCA, 42 U.S.C. § 16451(1)) of any of them will, solely as a result of Borrower’s construction, ownership, leasing or operating of the Borrower Projects, the sale or transmission of electricity from the Borrower Projects or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under State laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except that (A) if any of the Secured Parties otherwise is a “holding company” as defined in PUHCA, the purchase, acquisition or taking by such Secured Party of a security (as defined in Section 3(16) of the FPA, 16 U.S.C. § 796(17)) of the Borrower, because Borrower is or may become an “electric utility company” as defined in PUHCA, may be subject to Section 203(a)(2) of the FPA, 16 U.S.C. § 824(b)(a)(2) (provided that such Secured Party may be eligible for a blanket

[15]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

authorization granted pursuant to 18 C.F.R. § 33.1(c), if such acquisition meets the criteria of a blanket authorization), and (B) upon exercise by a Secured Party of certain remedies allowed under the Financing Documents, such Secured Party and its Affiliates (as that term is defined in Section 1262(1) of PUHCA, 42 U.S.C. § 16451(1)) may become subject to regulation under the FPA or PUHCA, to the extent such entity becomes an owner or operator of, or controls, the Borrower, or any Borrower Project’s FERC jurisdictional facilities or contracts, if any.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until the Discharge Date, it shall:

5.1Use of Proceeds

.  Use the proceeds of the Loans solely (a) to make A-Installment Payments and B-Installment Payments under the MEPCA in respect of Project which are not Excluded Projects, (b) to pay all or a portion of the Final True-Up Amount (as defined in the MEPCA) under the MEPCA, (c) to fund the Construction Reserve Account, the Supplemental Reserve Account and the Debt Service Reserve Account, (d) to pay fees (including the Undrawn Fees), costs and expenses as permitted under this Agreement (including, for the avoidance of doubt, fees, costs and expenses under the Services Agreements) or (e) solely with respect to any Loan drawn on the Aggregation Date, if any, to make a Restricted Payment to Borrower Member in accordance with Section 6.6.

5.2Notices

.  Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining Knowledge thereof, give written notice to the Administrative Agent and each Lender of:

(a)the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit, litigation, Environmental Claim, investigation or proceeding, whether at law or in equity by or before any Governmental Authority or any other material written notice from a Governmental Authority with respect to any Loan Party, any Financing Document, any Project Document or any Guarantee, except to the extent that such action, suit, litigation, investigation, proceeding or notice could not reasonably be expected to have a Material Adverse Effect;

(b)any dispute or disputes between the Borrower and any Person, which could reasonably be expected to have a Material Adverse Effect and that involve (i) claims against the Borrower or the Borrower Projects, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;

(c)the occurrence of a Default or Event of Default (and any notice thereof shall be entitled, respectively, “Notice of Default” or “Notice of Event of Default”);

(d)any matter which has, or would be reasonably expected to have, a Material Adverse Effect;

(e)(i) the occurrence of, or notice given or received by a Loan Party in respect of, any breach, default or claim under a Project Document, (ii) notice of any event of default or termination given to or received by Borrower under any Project Document, together with a copy of any such notice, and (iii) the occurrence of, or notice given or received by a Loan Party in respect of any breach, default or claim under any Project Document that could have a Material Adverse Effect;

(f)the adoption of or participation in any ERISA Plan, or intention to adopt or participate in any ERISA Plan, by the Borrower, or the occurrence of any ERISA Event;

(g)The occurrence of a Provider Default; and

(h)any material change to any Affiliate’s underwriting, appraisal or Project development policies or processes, solely to the extent that such change renders invalid the assumptions used in the preparation of the previous report of the Independent Engineer provided to the Lenders.

5.3Portfolio Reports; Financial Statements

.  Deliver to each Lender:

(a)No later than ten (10) days following the date of delivery of such reports, any performance, financial or status reports, including any Portfolio Report, delivered or required to be delivered to each Investor under the Project Documents.

(b)Within thirty (30) days of the end of each fiscal quarter, to the extent not included in the reports delivered pursuant to Section 5.3(a), a report in the form attached as Exhibit I, which shall include (i) reporting on an aggregate basis across all Projects of actual production data against budgeted production data, (ii) details accounts receivable aging taken directly from the source system including that maintained by any third party servicer, (iii) a zip code for each Project and (iv) the estimated first-year energy generation data for each Project for the year commencing on the date such Project was granted permission to operate.

(c)As soon as available but no later than sixty (60) days after the close of each quarterly fiscal period, quarterly (and year-to-date) unaudited financial statements of the Borrower prepared in accordance with GAAP and certified by the chief financial officer of the Borrower as of the end of such period, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, in each case setting forth comparative figures for the corresponding periods from the prior year, to the extent available; provided, that no quarterly financial statements shall be due with respect to the fourth quarter of the fiscal year; provided, further, that no quarterly financial statements of the Borrower shall be due with respect to the third quarter of 2018.

(d)As soon as available but no later than one hundred fifty (150) days after the close of each applicable fiscal year, the audited financial statements, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, and any footnotes thereto, in each case setting forth comparative figures for the prior year, to the extent available, of the Borrower, as certified by Deloitte Touche Tohmatsu, Ernst & Young, KPMG International or PricewaterhouseCoopers, or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Lenders.

(e)Concurrently with any delivery of a Draft Withdrawal/Transfer Certificate (as defined in the CADA) which specifies a distribution to be made to Borrower Member in accordance with Section 3.3(d) or Section 3.3(e) of the CADA or otherwise on each Scheduled Payment Date, a certificate signed by an authorized Responsible Officer of the Borrower (i) certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that, to the knowledge of such Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Borrower has taken or proposes to take with respect thereto and (ii) setting forth the Cash Flow Coverage Ratio as of the most recent Quarterly Date, including computations in reasonable detail satisfactory to the Lenders demonstrating such Cash Flow Coverage Ratio.

(f)Within three (3) Business Days after each Quarterly Date, a Cash Flow Coverage Ratio Certificate in respect of such Quarterly Date.

5.4Reports; Other Information

.

(a)Deliver to the Lenders copies of any material documents and reports furnished to the Borrower by a Governmental Authority or by any counterparty to a Project Document (other than reports already delivered pursuant to Section 5.3(a)), or furnished by the Borrower to such Governmental Authority or such counterparty.

(b)Deliver to the Lenders (with a copy to the Administrative Agent) promptly after receipt thereof a copy of any “management letter” received by the Borrower from its independent accounts and management’s response thereto.

(c)Promptly, from time to time, deliver such other information regarding the operations, business affairs and financial condition of the Borrower or any other Loan Party, or compliance with the terms of any Operative Document, as any Lender may reasonably request.

(d)Delivery to the Administrative Agent of a Scheduled Payment Date report which shall, among other things, detail any Mandatory Payment payable on such Scheduled Payment Date, other payments under the Revenue Account waterfall and the applicable Cash Flow Coverage Ratio, together with reasonable supporting calculations as applicable.

5.5Maintenance of Existence

.  Except as otherwise expressly permitted under this Agreement: (a) do or cause to be done all things required to maintain and preserve and keep in full force its existence as a Delaware limited liability company; (b) take all reasonable action required to maintain all material rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, (c) perform all of its material obligations under the Project Documents to which it is a party; and (d) to engage only in the activities permitted by the Operative Documents, and activities related or incident thereto, except, in the cases of clause (b) above, where the failure to take such actions could not reasonably be expected to have a Material Adverse Effect.

5.6Books, Records, Access

.

(a)The Borrower shall maintain books, accounts and records in accordance with GAAP and in material compliance with applicable Laws and the regulations of any Governmental Authority having jurisdiction thereof.

(b)At any time during normal business hours and upon reasonable written notice to the Borrower, but so long as no Event of Default has occurred and is continuing, no more frequently than twice per calendar year, subject to Section 10.17, and to the extent permitted by applicable Laws, permit any representatives and independent contractors of the Administrative Agent (on behalf of the Lender) and any Lender (including an Independent Engineer) to visit the premises of the Borrower, Borrower Member or Sponsor, inspect all of the Borrower’s books, accounts, records and properties and make copies thereof and to discuss its affairs, finances and accounts with its directors, officers, the Independent Engineer and independent public accountants (subject to such accountants’ customary policies and procedures). Notwithstanding anything to the contrary in this Section 5.6(b), none of the Borrower, Borrower Member or Sponsor shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product.

(c)The Borrower shall reimburse the Administrative Agent and Lenders for reasonable out-of-pocket expenses incurred in connection with Section 5.6(b) by the Administrative Agent and Lenders and their respective Representatives limited to, so long as no Event of Default has occurred, two inspections per year; provided, that notwithstanding anything to contrary herein, any expenses incurred pursuant to Section 5.6(b) by the Administrative Agent or any Lender during the continuance of an Event of Default shall be for the account of the Borrower and not subject to any limitations set forth herein or elsewhere.

5.7Preservation of Rights; Further Assurance

.

(a)(i) Maintain in full force and effect, preserve, protect and defend the material rights of each Loan Party and (ii) take all actions necessary to prevent termination or cancellation (except as required by the Operative Documents) by, and enforce against, other parties the material terms of each Project Document, including enforcement of any claims with respect thereto, except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (i) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (ii) preserve and protect the Collateral and (iii) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

(c)From time to time as reasonably requested by any Lender, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Financing Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

5.8Payment of Claims, Taxes and Other Government Changes

.

(a)Pay, or cause to be paid, (i) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or Assets (hereinafter referred to as the “Claims”) and (ii) all Taxes, assessments and governmental charges of any kind that may at any time be lawfully due or levied against or with respect to it, its properties or Assets (including any Project, and including, in each case, all material Taxes, assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project), in each instance before any penalty or fine is incurred with respect thereto; provided that the foregoing shall not be deemed to require that a Loan Party pay any such Tax or other liability that is imposed on a residential customer under its Customer Agreement or that a residential customer is contractually obligated to pay under its Customer Agreement, provided further, however, that the Borrower may, by appropriate proceedings, contest or cause to be contested in good faith any such claims, Taxes, assessments and other charges and, in such event, may, if permitted by applicable Laws, permit the claims, Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting or causing to be contested the same by appropriate proceedings, so long as (a) appropriate reserves have been established by the Borrower in accordance with GAAP, or other provision for the payment thereof reasonably satisfactory to the Administrative Agent (acting on the written instructions of the Required Lenders) shall have been made, (b) enforcement of the contested claim, Tax, assessment or other charge is effectively stayed pursuant to applicable Laws for the entire duration of such contest and (c) any claim, Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

(b)The Borrower shall at all times be classified as a disregarded entity for U.S. federal income tax purposes.

5.9Compliance With Laws; Instruments, Etc

.  Comply in all respects, with all Permits and Laws, including consumer protection laws and Environmental Laws, but excluding Anti-Bribery and Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws and Regulations and Sanctions which are addressed in Section 5.18 and without limitation to Section 6.19, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except (i) if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) that the Borrower may contest good faith by appropriate proceedings conducted in good faith the validity or application of any such Laws.

5.10Indemnification

.

(a)Without duplication of the Borrower’s obligations under Section 2.4(d) or Section 2.6, the Borrower agrees to indemnify each Secured Party (other than the Depositary, who is indemnified under Section 6.2 of the CADA) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all fees, losses, claims, damages, liabilities, costs and related expenses, including reasonable counsel fees, charges and disbursements of counsel to the Agents and court costs, incurred by or asserted against any Indemnitee arising out of, connected with, or as a result of (i) the execution or delivery of this Agreement or any other Financing Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby or any amendment, supplement, or modification thereto and any agreement entered into by Sponsor or any Loan Party in connection therewith, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned, leased or occupied by the Borrower, or any Environmental Claim related in any way to the Borrower, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee including those incurred in connection with any action, claim or suit brought to enforce the Indemnitee’s right to indemnification; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee (other than the Agents) for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if the Borrower or such Loan Party has obtained a final or non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding the foregoing, any indemnification relating to Taxes, other than Taxes resulting from any non-Tax claim, shall be covered by Sections 2.4(d) and 2.6 and shall not be covered by this Section 5.10.

(b)To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under Section 5.10(a) or Section 10.4(a), each Lender severally agrees to pay to the Administrative Agent and the Collateral Agent, as the case may be, such Lender’s Proportionate Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

(c)To the extent permitted by applicable Laws, the Borrower and Lenders shall not assert and hereby waive any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any transaction contemplate hereby or by the other Financing Documents, any Loan or the use of the proceeds thereof.

(d)The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term or assignment of this Agreement, the resignation or removal of any Agent, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.  Any amounts due and payable by the Borrower under this Section 5.10 shall be payable on demand by the applicable Indemnitee, but in no event later than ten (10) Business Days after receipt of an invoice for such amounts from such Indemnitee; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 5.10.

5.11Revenue Account

.  Borrower shall promptly deposit or cause to be deposited all income, fees, revenue and other funds payable to Borrower into the Revenue Account or, in the case of Customer Payments, the Collections Account for further application to the Revenue Account in accordance with the CADA; provided, that that Borrower shall be permitted to immediately distribute any Excluded Revenues to Borrower Member upon receipt thereof. The Borrower shall deposit capital contributions and the proceeds of Loans that are expected to be used to fund A-Installment Payments or B-Installment Payments under the MEPCA into the Project Purchase Account (as defined in the CADA).

5.12Rating Letter. (a) On the first Quarterly Date of each calendar year, Borrower shall deliver to the Lenders (with a copy to the Administrative Agent) a letter from a Ratings Agency with respect to the Loans and dated as of a date within the prior three (3) calendar months and (b) on the Aggregation Date, Borrower shall deliver to the Lenders (with a copy to the Administrative Agent) a letter from a Ratings Agency with respect to the Term Loan  demonstrating a credit rating of [***]16 or higher and dated as of the Aggregation Date.

5.13Separateness Provisions; Required Provisions in LLC Agreements

.  The LLC Agreement of the Borrower shall include, and the Borrower shall comply with the provisions set forth in Appendix 4.

5.14Performance of Agreements

.  The Borrower shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the Transaction Documents and the other Project Documents to which it is a party, and Borrower shall prudently exercise and enforce their material rights, authorities and discretions under the Transaction Documents and the other Project Documents to which it is a party.

5.15Scheduled Payment Date Report

.  At least three (3) Business Days prior to each Scheduled Payment Date, the Borrower shall deliver or cause to be delivered to the

[16]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Administrative Agent and the Lenders a fully executed and complete Scheduled Payment Date Report.

5.16Amendments; Other Agreements

.  Promptly after the execution and delivery thereof, the Borrower shall furnish to the Lenders (with a copy to the Administrative Agent) copies of (a) all material waivers, amendments, supplements or modifications of any Project Document and, subject to any applicable Laws and within four (4) Business Days of the execution and delivery thereof, any amendment, supplement or modification thereto and (b) all waivers, amendments, supplements or modifications of any Other Documents and any additional material contracts or agreements to which the Borrower becomes a party after the Closing Date, in the case of this clause (b), to the extent such waivers, amendments, supplements or modifications could reasonably be expected to have a Material Adverse Effect.

5.17Insurance

.

(a)At its sole cost and expense, procure and maintain, or cause to be procured and maintained (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and/or other types of insurance set forth in Schedule 5.17; provided that if any such insurance is not available on commercially reasonable terms, only such insurance shall then be required to be carried pursuant to this Section 5.17 as is then available on commercially reasonable terms; provided, however, that if such insurance subsequently becomes available on commercially reasonable terms the Borrower shall acquire and maintain the insurance set forth in Schedule 5.17.  All notices to the Administrative Agent delivered pursuant to this Section 5.17 shall be delivered to the Administrative Agent at its address set forth in Section 10.1.

(b)The Borrower shall deliver to the Lenders (with a copy to the Administrative Agent), on the Aggregation Date, a probable maximum loss study (the “PML Study”), in form and substance reasonably acceptable to the Required Lenders, including an analysis of earthquakes and named windstorms in respect of all Purchased Projects. The PML Study will include, among others, the expected loss for the 1/500-year scenario for each category of earthquake and name windstorm. The Borrower shall maintain earthquake coverage and/or named windstorm coverage at the level of 125% of the result of the PML Study.

5.18Foreign Asset Control Regulations

.  (a) Conduct its businesses in compliance with all Anti-Bribery and Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws and Regulations and Sanctions, (b) maintain policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its respective directors, officers, employees and agents acting in connection with the Borrower’s business (if any) with such laws.

5.19Backup Servicer

.  The Borrower shall maintain at all times, a backup servicer with respect to the management, administration and servicing of all the Borrower Projects on terms and conditions reasonably acceptable to the Administrative Agent at the direction of the Required Lenders.  The Administrative Agent (acting at the direction of the Required Lenders) acknowledges and agrees that it and the Lenders have approved the Backup Services Agreement.

ARTICLE 6

NEGATIVE COVENANTS

Borrower covenants and agrees that until the Discharge Date it shall not:

6.1Analysis Account. Designate the Collections Account as the “Analysis Account” as defined in the Collections Account Control Agreement.

6.2Limitations on Liens

.  (a) Create or assume any Lien on any of its property assets or revenue, whether now owned or hereafter acquired, except for Permitted Liens or (b) suffer to exist any Lien on any of its property assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

6.3Indebtedness

.  Incur, create, assume or permit to exist any Debt except for Debt created under the Financing Documents.

6.4Sale or Lease of Assets

.  Directly or indirectly sell, lease, assign, transfer or otherwise dispose of any of its Property or Assets (including any portion of any Equity Interest owned by the Borrower), whether now owned or hereafter acquired except:

(a)the granting of Liens to the Collateral Agent;

(b)the sale, assignment, transfer, or other disposition of SRECs or Environmental Attributes (as defined in the MEPCA);

(c)any transfer of a Project to a Customer or designee under and in accordance with the terms of a Customer Agreement in an Approved Form;

(d)transfers of amounts constituting Excluded Revenues;

(e)any Restricted Payment in accordance with Section 6.6; or

(f)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale by the Borrower in an arm’s length transaction; provided that (i) the consideration for such sale is paid entirely in cash and is paid directly into the Revenue Account, and (ii) such sale will be non-recourse to the Borrower, or any Loan Party not fully disposed as part of such sale, and the Borrower and the remaining Loan Parties will cease to have any obligation, liability or responsibility in respect of any disposed Loan Party.

6.5Changes

.  Conduct any business other than the acquisition and ownership of subsidiaries which engage in the acquisition, ownership, leasing and financing of the Borrower Projects and activities related or incident thereto (including those contemplated by the Operative Documents but excluding the engineering, development, construction or creation of Borrower Projects), hire or become an employer of an employee or assume or incur any obligation under or in connection with any ERISA Plan.

6.6Distributions

.  Directly or indirectly, make or declare any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except for Restricted Payments on a Scheduled Payment Date from Borrower to Borrower Member from any monies remaining in the Revenue Account after giving effect to the withdrawals and transfers specified in Section 3.3(d)(i) through (x) or Section 3.3(e)(i) through (xiii) of the CADA, as applicable, and upon satisfaction of the following conditions:

(a)no Default or Event of Default has occurred and is continuing or would be caused thereby;

(b)no Repayment Event has occurred and is continuing; and

(c)(A) the Construction Reserve Account has been fully funded in an amount at least equal to the Construction Reserve Required Amount, (B) the Debt Service Reserve Account has been fully funded, or an Acceptable DSR Letter of Credit has been posted, in an amount at least equal to the Debt Service Reserve Required Amount and (C) the Supplemental Reserve Account has been fully funded in an amount at least equal to the Supplemental Reserve Required Amount.

6.7Investments

.  Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase, redeem or own any Equity Interests in, or any assets constituting an ongoing business from, or make or permit any other investment in, any Person.

6.8Federal Reserve Regulations

.  Apply any part of the proceeds of any Loan to the purchasing or carrying of any Margin Stock.

6.9Fundamental Changes

.  Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity (in each case, whether in one transaction or a series of transactions) other than the sale of assets as permitted by Section 6.4.

6.10Amendments; Other Agreements

.

(a)Without the prior written consent of the Required Lenders, (i) terminate or cancel, exercise any right or remedy under or pursuant to any breach or default of, (ii) materially amend, modify, supplement or consent to any change in any provision of or (iii) materially waive any material default under, material breach of, material condition, closing deliverable or other required item under, or the performance of a material obligation by any Person, in each case, under any (x) Other Documents, except to the extent that such actions could not reasonably be expected to have a Material Adverse Effect or otherwise adversely impact Net Cash Flow or Portfolio Value (other than in respect of Distressed Customer Agreements) and  or (y) Transaction Documents unless such amendment, consent or waiver is either approved in writing by the Administrative Agent (acting at the direction of the Required Lenders) or immaterial; provided, however, that no prior written consent by the Required Lenders shall be required in the case of any amendment, modification or supplement to or waiver under Other Documents or any Transaction Documents solely to (A) correct a manifest error therein that is not material or (B) to increase the aggregate amount of an Investor’s commitment; provided, further, (1) the Borrower shall be permitted to enter into an agreement to amend or modify the electricity or lease rate, annual escalator or term of any Distressed Customer Agreement only, so long as such amendment or modification is made in good faith for a commercially reasonable purpose and is intended to maximize the long-term economic value of the Customer Agreement as against its value if such amendment or modification had not been entered into (as reasonably determined by the Borrower in good faith and in light of the facts and circumstances known at the time of such amendment or modification) and (2) for any Customer Agreement for which the Borrower reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making payments due under the Customer Agreement, the Borrower may enter into a delayed payment plan to adjust the timing of payments under such Customer Agreement for up to twelve (12) months.

(b)Amend, modify, supplement or consent to any change in any provision of the LLC Agreements, except to the extent that such actions could not reasonably be expected to materially and adversely affect the Administrative Agent or the Lenders.

(c)Amend, modify, supplement or consent to any change in any Approved Form Agreement unless (i) such amendments, modifications, supplements or changes do not (w) reallocate risk from the Customer to the Borrower or any of its Affiliates, or (x) reduce any payment obligations of the Customer, (y) reduces the creditworthiness standards with which the Customer must comply, or (z) otherwise materially increase the risk profile of the Lenders and (ii) the Borrower has promptly (and in any event within five (5) Business Days) provided copies of such amendments, modifications, supplements or changes to the Administrative Agent.

6.11Name and Location; Fiscal Year

.  Change its name, its state of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s (acting at the direction of the Required Lenders) prior written consent.

6.12Assignment

.  Assign its rights hereunder or under any other Operative Document.

6.13Reserved.

6.14Accounts

.  Establish or maintain any deposit, securities or other account in its own name other than the Collateral Accounts and the Payment Account.

6.15Transaction with Affiliates

.  Engage in any transactions with any of its Affiliates except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Loan Party than could be obtained on arm’s-length basis from unrelated third parties, or (b) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.15 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

6.16Limitation on Restrictions on Liens

.  Enter into, or allow Borrower to enter into, any agreement, instrument or other undertaking that restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Agents and Lender with respect to the Obligations of the Loan Parties or the Financing Documents, except, in each case, the Operative Documents in existence on the Closing Date, to the extent reviewed and approved by the Lenders.

6.17Hedging Agreement

.  Enter into any Hedging Agreement.

6.18Operations and Maintenance in Partnership

.  Vote to terminate or to appoint a new operations and maintenance provider, or consent to the appointment of a new operations and maintenance provider; provided, that if any vote or appointment is required within a certain time period under the applicable Project Document, if the Required Lenders do not consent (unless such consent was reasonably withheld) within such time period, then the Borrower may vote or appoint or consent to a new operations and maintenance provider or administrative services provider in order to comply with the terms of the applicable Project Documents; provided, further, that the consent of the Required Lenders may not be unreasonably withheld if the new operations and maintenance provider or administrative services provider meets the standards set forth in the applicable Project Documents.

6.19Sanctions Laws

.  Directly or indirectly, use any part of the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds: (a) in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; (b) in any manner that would constitute or give rise to a violation of applicable Anti-Bribery and Anti-Corruption Laws or applicable Anti-Terrorism and Money Laundering Laws and Regulations; (c) to fund or facilitate any activities or business of, with or involving any Sanctioned Person in violation of applicable Sanctions; or (d) in any manner that would constitute or give rise to a violation of applicable Sanctions by any Loan Party, any of its Subsidiaries, the Administrative Agent or any Lender.

ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS

7.1Accounts; Application of Funds in Accounts

.

(a)On or prior to the Closing Date, the Borrower shall cause the Depositary Accounts to be established at Depositary and the Collections Account to be established at the Account Bank.

(b)The Borrower shall, and shall cause Provider, to (i) promptly transfer any customer payments consisting of checks representing Customer Payments into the Collections Account, (ii) promptly deposit any recurring Customer ACH or debit card payments that are due to Borrower to the Collections Account upon receipt of such payment, (iii) identify the payor of any non-recurring Customer ACH or credit card payments as soon as reasonably practicable and cause all such amounts that have been identified as being payable to Borrower to be deposited into the Collections Account as soon as reasonably practicable and (iv) hold all amounts received by or on behalf of Borrower separately allocated for Borrower, separate from any VSLR Parties’ assets and to ensure that any agents engaged to collect and hold amounts on behalf of Borrower hold such assets separate from their own assets.

(c)The Borrower shall cause funds on deposit in the Depositary Accounts and the Collections Account to be applied in the manner, at the times and in the order of priority as set forth in the CADA.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1Events of Default

.  The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default,” and collectively, “Events of Default”) hereunder:

(a)Failure to Make Payments.  Any Loan Party shall fail to pay, in accordance with the terms of this Agreement, (i) any Mandatory Principal with respect to any Loan on the date that such Mandatory Principal is due and payable (other than on the Loan Maturity Date), whether at a Scheduled Payment Date or at a date fixed for prepayment (including under Section 2.1(f)(ii), unless otherwise provided therein) or by declaration or otherwise or any interest on any Loan or other amount payable hereunder (other than such interest or amount payable on the Loan Maturity Date) within five (5) Business Days after the date that such payment is due or (ii) any principal with respect to any Loan or any interest on any Loan or other amount payable hereunder on the Loan Maturity Date.

(b)Judgments.  There is entered against any Loan Party any one or more final judgments or orders for the payment of money and the aggregate amount of all such judgments or orders for all such parties equals or exceeds $10,000,000 (to the extent not covered by a valid and binding policy of insurance issued by an independent third party as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded to the reasonable satisfaction of the Lenders pending an appeal for a period of sixty (60) consecutive days;

(c)Misstatements.  Any representation, warranty, certification or statement of trust made or deemed made by a Loan Party in the Financing Documents, any amendment or modification thereof or waiver thereto, or in any certificate or financial statement furnished pursuant thereto to any Agent or Secured Party pursuant to this Agreement or any other Financing Document, shall prove to have been inaccurate or misleading in any material respect as of the date made or deemed made, and such misstatement or inaccuracy could reasonably be expected to materially adversely affect the interests of the Lenders, and, if curable, such misstatement or inaccuracy remains unremedied for sixty (60) days; provided, that an Event of Default shall not arise solely as a result of a misrepresentation with respect to a Borrower Project that render such Borrower Project an Excluded Project.

(d)Bankruptcy.  Any Loan Party shall become subject to a Bankruptcy Event.

(e)ERISA.  (i) The Borrower shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan (that is not excepted under Section 408 of ERISA and regulatory guidance thereunder) resulting in a Material Adverse Effect to the Borrower; (ii) an ERISA Event shall occur with respect to any

ERISA Plan which results in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (iii) the Borrower or any member of the Controlled Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

(f)Breach of Terms of Financing Agreements.

(i)Any Loan Party shall fail to perform or observe any covenant set forth in Section 5.2, Section 5.5(a), Section 5.18, or Article 6 of this Agreement.

(ii)Any Loan Party shall fail to perform or observe any other covenant (other than those specified in Section 8.1(a) or Section 8.1(f)(i)) to be performed or observed by it hereunder or under any other Financing Document and not otherwise specifically provided for elsewhere in this Section 8.1, and such failure shall continue unremedied for a period of thirty (30) days after the Borrower becomes aware of such failure; provided, that if (x) such failure can be remedied, (y) such failure cannot reasonably be remedied within such thirty (30)-day period, and (z) the Borrower commences cure of such failure within such thirty (30)-day period and thereafter diligently seeks to remedy the failure, then an “Event of Default” shall not be deemed to have occurred until the earlier of (A) such time as Borrower ceases reasonable efforts to cure such failure and (B) sixty (60) calendar days following such failure.

(g)Security.  Any of the Collateral Documents, once executed and delivered, (i) shall fail to provide the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest (subject only to Permitted Liens) in all of the Collateral (except to the extent that any such perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents), (ii) shall cease to be in full force and effect, or (iii) the validity or the applicability thereof to the Obligations to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Loan Party.

(h)Change in Control.  A Change in Control shall have occurred.

(i)Invalidity of Financing Documents.  Any material provision of any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or upon the occurrence of the Discharge Date, shall cease to be in full force and effect, or any Loan Party shall contest in writing the validity or enforceability of any provision of any Financing Document, or any Loan Party shall deny in writing that it has any or further liability or obligation under any Financing Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or any Loan Party shall purport in writing to revoke or rescind any Financing Document.

(j)Transaction Documents.  Any Loan Party shall fail to observe or perform any of its obligations under or otherwise breaches any representation, warranty, term or condition of the

Transaction Documents applicable to it which could reasonably be expected to have a Material Adverse Effect, which breach or default shall continue unremedied for the lesser of (i) the applicable cure period for such breach or default set forth in the applicable Transaction Document and (ii) a period of thirty (30) days after the Borrower becomes aware of such breach or default, subject to an extension of up to thirty (30) days if (x) such breach or default can be remedied, (y) such breach or default cannot reasonably be remedied within such thirty (30)-day period, and (z) the Borrower commences cure of such breach or default within such thirty (30)-day period and thereafter diligently seeks to remedy the breach or default.

(k)Services Agreements.  Any material amendment, modification or waiver of either of the Administrative Services Agreement or the Maintenance Services Agreement shall be executed by Borrower and Provider without the prior written consent of the Administrative Agent (acting at the instruction of the Required Lenders), including any amendment, modification or waiver which would alter or modify the scope of services to be provided by, or compensation to be provided to, Provider.

(l)Provider Event of Default. (A) Either (i) Borrower has delivered a termination notice to the Provider under either of the Administrative Services Agreement or the Maintenance Services Agreement or (ii) Provider shall cease to be directly or indirectly owned by either the Sponsor or a Qualified Purchaser which, in either case, directly or indirectly owns, beneficially and of record, at least [***]17% of the issued and outstanding Equity Interests in Borrower Member and (B) no successor servicer (including Wells Fargo as “Backup Servicer” under the Backup Services Agreement) has been appointed to replace the Provider within ninety (90) days after the delivery of such termination notice, which period may be extended up to sixty (60) additional days so long as such transition is diligently pursued under the Backup Services Agreement; provided, that for purposes of clause (ii), a Person shall be deemed to meet the Requisite Experience test in the definition of Qualified Purchaser if substantially the same employees of the Provider remain employed by the Provider in substantially their same roles.

8.2Remedies

.

(a)If any Event of Default (other than any event described in Section 8.1(d)) shall have occurred and be continuing, the Administrative Agent shall, upon the direction of the Required Lenders, by notice to the Borrower:

(i)immediately terminate the Commitments of each Lender and the obligation of each Lender to make Loans; and

(ii)declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)If any Event of Default described in Section 8.1(d) shall have occurred and be continuing:

(i)the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically terminate (if not previously terminated or expired); and

(ii)the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall automatically become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(c)Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in Sections 8.2(a) and 8.2(b), (i) the Agents,  upon direction from the Required Lenders, shall immediately exercise exclusive control of or over any or all of the Collateral Accounts, including taking any and all actions necessary or advisable in pursuance of the foregoing, such as issuing any notice of exclusive control contemplated by the applicable control agreements and (ii) each Secured Party shall be, subject to the terms of the Financing Documents and the Interparty Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any applicable Laws.

(d)Notwithstanding the foregoing, the ability of the Collateral Agent to exercise remedies hereunder shall at all times be subject to the terms of the Interparty Agreement.

ARTICLE 9

THE AGENTS; AMENDMENTS; ASSIGNMENTS

9.1Appointment and Authority

.  Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as Administrative Agent and Collateral Agent (in accordance with the terms of the CADA), respectively, hereunder and under the other Financing Documents and authorizes the Administrative Agent and Collateral Agent, respectively, to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article 9 are solely for the benefit of the Administrative Agent, Collateral Agent, and the Secured Parties, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent or Collateral Agent is not intended to denote or connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2[Reserved]

.

9.3Exculpatory Provisions

.  The Administrative Agent (which term as used in this sentence and the last sentence in Section 10.5 shall include reference to each of its affiliates, and its own and its affiliates’ officers, directors, employees, representatives and agents) shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable Laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law;

(c)shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in any Financing Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Financing Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Financing Document or any other document referred to or provided for in any Financing Document to monitor the status of a Lien on or performance of the Collateral or for any failure by the Borrower or any other Person to perform any of its obligations under any Financing Document;

(e)shall not be required to initiate or conduct any litigation or collection proceedings under any Financing Document; and

(f) shall not be responsible for any action taken or omitted to be taken by it under any Financing Document or under any other document or instrument referred to or provided for in any Financing Document or in connection with any Financing Document, except for its own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, in any circumstance where Administrative Agent is required to exercise discretion, the Administrative Agent may, at its option, seek to obtain instructions or directions from the Required Lenders (written or otherwise), and the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any event, default, Default, Event of Default or information, or be required to act upon any event, default, Default, Event of Default or information (including the sending of notice) unless and until notice describing such event, default, Default, Event of Default or information is given in writing to a Responsible Officer of the Administrative Agent by the Borrower or a Lender.  Absent such written notice, the Administrative Agent shall have no duty to ascertain whether any such event or default (including any Event of Default) shall have occurred.

Knowledge of the Administrative Agent shall not be attributed or imputed to Wells Fargo’s other roles in the transaction and knowledge of the Collateral Agent and the Depositary shall not be attributed or imputed to each other or to the Administrative Agent (other than those where the roles are performed by the same group or division within Wells Fargo or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Wells Fargo (and vice versa).

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Delivery of any reports, information and documents to the Administrative Agent provided for herein or any other Financing Document is for informational purposes only (unless otherwise expressly stated), and the Administrative Agent’s receipt of such or otherwise publicly available shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its representations, warranties or covenants hereunder (as to which the Administrative Agent is entitled to rely exclusively on officer’s certificates). The Administrative Agent shall not have actual notice of any default or any other matter unless a Responsible Officer of the Administrative Agent receives actual written notice of such default or other matter.

The right of the Administrative Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

The Administrative Agent may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Administrative Agent need not investigate any fact or matter stated in any document. The Administrative Agent need not investigate or re-calculate, evaluate, certify, verify or independently determine the accuracy of any numerical information, report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the accuracy of the information therein.

Before the Administrative Agent takes any discretionary action or refrains from taking any action under this Agreement or any other Financing Document, it may require an officer's certificate or an opinion of counsel, the costs of which (including the Administrative Agent’s reasonable attorney’s fees and expenses) shall be paid by the Borrower.  The Administrative Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such officer's certificate or opinion of counsel.

No provision of this Agreement or any other Financing Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers.

The Administrative Agent shall not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it from the Required Lenders in accordance with this Agreement or any other Financing Document or for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any other Financing Document, except to the extent of any loss that is a result of the Administrative Agent’s gross negligence or willful misconduct.

The Administrative Agent shall not be liable for any action or inaction of any Loan Party, the Collateral Agent, the Depositary, any Lender, or any other party (or agent thereof) to this Agreement or any Financing Document and may assume compliance by such parties with their obligations under this Agreement or any other Financing Document, unless a Responsible Officer of the Administrative Agent shall have received written notice to the contrary.

Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Administrative Agent be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including lost profits), whether or not foreseeable, even if the Administrative Agent is actually aware of or has been advised of the likelihood of such loss or damage.

The Administrative Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

The Administrative Agent shall have no duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Agreement or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof.

Except for action expressly required of the Administrative Agent under this Agreement and under the other Financing Documents to which the Administrative Agent is intended to be a party, the Administrative Agent shall in all cases be fully justified in failing or refusing to take discretionary action under this Agreement and under the other Financing Documents that, in its opinion or the opinion of its counsel, may reasonably expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable Law.

9.4Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants, market consultants, independent engineers and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.  As to any matters not expressly provided for by any Financing Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Financing Document in accordance with instructions given by the Required Lenders or, if provided in this Agreement, in accordance with the instructions given by the Required Lenders or all Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

9.5Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent may employ agents, sub-agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact appointed by it with due care.

9.6Resignation of Administrative Agent

.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders or shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Laws, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.4(d)(vi) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section 9.6).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Sections 10.4 and 5.10 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.7Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

9.8Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations of the Loan Parties that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3 and 10.4) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.3 and 10.4.

Nothing contained herein shall be deemed to authorize or obligate the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize or obligate the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9Collateral Matters

.  Without limiting the provisions of Section 9.8, the Lenders irrevocably authorize the Administrative Agent, upon written direction from the Lenders:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Financing Document (i) upon the Discharge Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of  as part of or in connection with any sale or other disposition permitted hereunder or under any other Financing Document, or (iii) subject to Section 9.12, if approved, authorized or ratified in writing by the Required Lenders; and

(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 6.2.

9.10Indemnification

.  Without limiting the obligations (including, but not limited to, the Obligations) of the Borrower hereunder, each Lender agrees to indemnify each of the Agents, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable and documented out-of-pocket attorneys’ fees and expenses, and court costs) which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents including those incurred in connection with any action, claim or suit brought to enforce the Agents’ right to indemnification; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the relevant Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limitation of the foregoing, each Lender agrees to reimburse the relevant Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent is not reimbursed promptly for such expenses by the Borrower.

9.11No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (b) (i) each of the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (c) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by Laws, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.12Amendments

.

(a)Generally. No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall effect any of the changes described in clauses (b), (c), and/or (d) of this Section 9.12 without the additional consent(s) required therein.

(b)Consent of Affected Lenders. No amendment, waiver or consent described in clause (a) of this Section 9.12 shall, without the written consent of each Lender affected thereby:

(i)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

(ii)postpone any date fixed by this Agreement or any other Financing Document for or reduce or forgive the amount of any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document; or

(iii)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Financing Document to the Lenders (or change the timing of payment of such fees or other amounts), or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(c) [Reserved].

(d)Consent of All Lenders. No amendment, waiver or consent described in clause (a) of this Section 9.12 shall, without the written consent of each Lender:

(i)waive any condition set forth in Sections 3.1 or 3.2;

(ii)change any provision of this Section or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(iii)change the definition of “Eligible Assignee”; or

(iv)release all or substantially all the Collateral, or release any Loan Party from such Person’s obligations under this Agreement or any Collateral Document, or permit the release of any funds from the Collateral Accounts, in each case, unless in accordance with the Financing Documents.

(e)Consent of Administrative Agent. No amendment, waiver or consent described in clause (a) of this Section 9.12 shall, without the written consent of the Administrative Agent (in addition to the Lenders required above), affect the rights or duties of the Administrative Agent or Collateral Agent under this Agreement or any other Financing Document.

(f)Fee Letters.  The Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(g)Defaulting Lenders.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, and (z) the interest, principal and maturity of Loans made by such Defaulting Lender may not be modified without the Defaulting Lender’s consent.

(h)Errors and Omissions.  The Administrative Agent and the Borrower may amend any Financing Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendments shall become effective without any further consent of any other party to such Financing Document.

(i)Non-Consenting Lenders.  In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Financing Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 9.12(b) or all Lenders in accordance with the terms of Section 9.12(d) and (iii) the

Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed to be a “Non-Consenting Lender”. If any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.15 (with the assignment fee to be paid by the Borrower in such instance) its Commitment and its outstanding Loans, if any, to one or more Eligible Assignees; provided, that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person, (B) on the date of such assignment, the replacement Lender shall pay to the Non-Consenting Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Non-Consenting Lender and (2) an amount equal to all accrued, but theretofore unpaid fees, if any, owing to such Non-Consenting Lender pursuant to Section 2.3 and (C) on the date of such assignment, the Borrower shall pay any amounts payable to such Non-Consenting Lender pursuant to Section 2.6.

9.13Withholding Tax

.

(a)If the forms or other documentation required by Section 2.4(g) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b)If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out-of-pocket expenses.

9.14Participations

.

(a)Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.4(d) and 2.6, to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to matters requiring consent of all Lenders pursuant to Section 9.9).  To the extent permitted by Laws, each participating bank or other Person shall also be entitled to the benefits of Section 10.2 as though it were a Lender; provided, that such participating bank or other Person agrees to be subject to Section 2.5(b) as though it were a Lender.  Other than as otherwise specified in this clause (a), no participating bank or other Person shall have any other rights under this Agreement, including direct rights against any Loan Party nor any rights to any remedies and shall not be considered for any purpose to be a party to this Agreement.  In no event shall a Loan Party be responsible for any costs or expenses of any counsel engaged by a participating bank or other Person that has acquired a participation from a Lender.

(b)Any Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register in which it enters the name and address of each participant, and the principal amount (and stated interest) of each participant’s interest in the Loans under the Financing Documents (the “Participant Register”); provided, that no Lender shall have an obligation to disclose the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other obligations under this Agreement are in registered form for tax purposes under section 5f. 103-1(c) of the United States Treasury Regulations and section 1.163-5(b) of the proposed United States Treasury Regulations (or any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and the Lender maintaining the Participant Register shall treat each Person whose name is recorded in the register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent, in its capacity as such, shall have no responsibility for maintaining a Participant Register.

(c)Any Lender or participant may, in connection with any participation or proposed participation pursuant to this Section 9.14, disclose to the participant or proposed participant any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such participant or proposed participant shall execute an agreement whereby such participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

9.15Assignments

.

(a)(i) Prior to the Availability Period End Date, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with prior written notice to the Administrative Agent and, unless an Event of Default has occurred and is continuing, prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) after the Availability Period End Date, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) with prior written notice to the Administrative Agent and, only if such assignment is to a Competitor and unless an Event of Default has occurred and is continuing, the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, in the case of clause (ii) above that if such assignment is to a Lender, an Affiliate of a Lender or an Approved Assignee, no consent of the Borrower shall be required; provided, further,  in each case, that (x) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than One Million Dollars ($1,000,000) (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), (y) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (z) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (1) written notice designating one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities laws and (2) all applicable tax forms.  Upon acceptance and recording pursuant to clause (a) of this Section 9.15, from and after the effective date specified in each Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 5.9, 5.10 and 10.4, as well as to any Undrawn Fees accrued for its account and not yet paid).

(b)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any Lien or adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in subclause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Financing Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Person of any of its obligations under this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or thereto, or in connection therewith; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this

Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Columbia, Maryland, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment thereof, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Borrower, each Lender and the Agents may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in Section 9.15(a), if applicable, and the written consent, if required, of the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this clause (d).

(e)At the assigning Lender’s option, the Borrower shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit A, in a principal amount equal to the Loans being assigned, and the Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to amount of the Loans retained by the Lender, if any.

(f)Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.15, disclose to the assignee or proposed assignee any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or proposed assignee shall execute an agreement whereby such assignee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

9.16Assignability to Federal Reserve Bank or Central Bank

.

(a)Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(b)Any Lender or its direct or indirect parent may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank in the jurisdiction of such Lender or its direct or indirect parent, and this Section 9.16 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided, further, that any payment in respect of such pledge or assignment made by the Borrower to or for the account of the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such pledged or assigned Loans to the extent of such payment.

9.17Collateral Agency Agreement and Depositary Agreement.

(a)On the Closing Date, each of the Agents is hereby directed to enter into the CADA in its capacity as Administrative Agent on behalf of the Lenders, and Collateral Agent on behalf of the Secured Parties, as applicable, and the Lenders hereby authorize and direct the Administrative Agent to execute and deliver the foregoing agreement on behalf of the Lenders, and the Secured Parties hereby authorize and direct the Collateral Agent to execute and deliver the foregoing agreement on behalf of the Secured Parties.  On the Closing Date, the Collateral Agent is hereby directed to enter into the Interparty Agreement in its capacity as Collateral Agent on behalf of the Secured Parties, and the Secured Parties hereby authorize and direct the Collateral Agent to execute and deliver the foregoing agreement on behalf of the Secured Parties

(b)Each of the Lenders and Secured Parties hereby acknowledges that it has received and reviewed a copy of each of the CADA and the Interparty Agreement, and agrees to be bound by the terms thereof.  Without limiting the generality of the foregoing, each Lender (and each Person that becomes a Lender hereby (a) authorizes and directs the Administrative Agent to designate and appoint Wells Fargo Bank, National Association to act as the initial collateral agent and the initial depositary of such Lender under the Financing Documents pursuant to the CADA and (b) authorizes and directs each Agent to execute the CADA and the other Financing Documents to which it is a party and the Interparty Agreement, in each case, on behalf of such Lender and agrees that the Agents may take such actions on behalf of such Lender as are contemplated by the terms of the CADA and the Interparty Agreement, as applicable.

9.18Merger

.  Any entity into which the Administrative Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any entity succeeding to the business of the Administrative Agent or its corporate trust operations, shall be the successor of the Administrative Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding; provided, however, that such successor must be a U.S. Person.

9.19Wells Fargo

.  The parties expressly acknowledge and consent to Wells Fargo acting in the multiple capacities of Administrative Agent, Collateral Agent and Depositary.  Wells Fargo may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Wells Fargo of express duties set forth in the Financing Documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo.

ARTICLE 10

MISCELLANEOUS

10.1Addresses; Notices

.

(a)Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

To the Borrower:

Vivint Solar Asset 1 Project Company, LLC

c/o Vivint Solar, Inc.

1800 W Ashton Blvd

Lehi, UT 84043

Attn: [***]18

Facsimile: [***]

Email: [***]

With a copy to:

Vivint Solar, Inc.

1800 W Ashton Blvd

Lehi, UT 84043

Attn:  [***]

[18]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Facsimile: [***]Email: [***]With a copy to:

BAL INVESTMENT & ADVISORY, INC.

555 California Street, 4th Floor,

CA5-705-04-01

San Francisco, CA 94104

Attn:  Contracts Administration

Phone No.:  [***]

Fax No.:  [***]

Email:  [***]

With a copy to:

BAL Investment & Advisory, Inc.

One Financial Plaza, 2nd Floor,

RI1-537-02-02

Providence, RI 02903

Attn:  [***]

Phone No.:  [***]

Fax No.:  [***]

Email:  [***]

With a copy to:

HA Galileo LLC

1906 Towne Centre Blvd., Ste. 370
Annapolis, MD 21401

Attn: General Counsel and Asset Management

Tel: [***]

Fax: [***]

Email: [***][***]

To the Administrative Agent or Collateral Agent:

Administrative Agent/Collateral Agent Office:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: [***]19

E-mail: [***]

Other Notices as Administrative Agent/Collateral Agent:

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc.):

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: [***]

E-mail: [***]

To the Lenders:  at such address and fax number as set forth in Annex 2 or as each Lender may provide in writing to the Borrower and the Administrative Agent.

(b)All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (i) if delivered in person; (ii) if sent by a nationally recognized overnight delivery service; (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (iv) if sent by telecopy or electronic mail with a confirmation of receipt.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder to any other location by giving thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.

(c)The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that notwithstanding anything to the contrary in clause (b) above, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice or a notice pursuant to Section 2.1(a)(iii), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Default or Notice of Event of Default under this Agreement or any other Financing Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being

[19]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(d)The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws ; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” The following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Financing Documents and (2) notification of changes in the terms of the Financing Documents; provided, however, that the parties acknowledge and agree that the Fee Letters contain sensitive proprietary information and shall not be marked, treated as, or considered “PUBLIC” in any respect.  Notwithstanding anything herein to the contrary, any and all Borrower Materials are subject to the confidentiality provisions of Section 10.17.

(e)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Laws, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-

INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM, ANY OTHER ELECTRONIC PLATFORM OR ELECTRONIC MESSAGING SERVICE OR THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL NON-APPEALABLE RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(g)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(h)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give notice or other communications pursuant to any Financing Document in any other manner specified in such Financing Document.

10.2Right to Set-Off

.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement and other Financing Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Financing Document and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

10.3Delay and Waiver

.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Financing Document, the authority to enforce rights and remedies hereunder and under the other Financing Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Financing Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.2 (subject to the terms of Section 2.5), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Financing Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.5, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.4Costs, Expenses and Attorney’s Fees

.  The Borrower shall pay all reasonable costs and out-of-pocket expenses (a) incurred by the Agents and their Affiliates, Depositary and any Lender in connection with the preparation, negotiation, closing and costs of administering this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby shall be consummated and regardless of whether any Borrowing Date occurs) or in connection with any amendments, modifications or waivers of the provisions hereof and thereof, including the reasonable fees, out-of-pocket expenses and disbursements of counsel for the Agents or (b) incurred by the Agents and their Affiliates, Depositary  or any Lender in connection with the enforcement or protection of its rights under this Agreement and the other Financing Documents or in connection with the Loans or the performance of this Agreement.

10.5Entire Agreement

.  This Agreement, the Fee Letters and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements among the parties with respect to the subject matter hereto. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents.  Nothing in this Agreement or in the other Financing Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the

Related Parties of each of the Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Financing Documents.

10.6Governing Law

.  THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.7Severability

.  In case any one or more of the provisions contained in this Agreement or any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8Headings

.  Article, Section and paragraph headings and the table of contents used herein have been inserted in this Agreement as a matter of convenience for reference only and are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

10.9Accounting Terms

.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Borrower to the Administrative Agent and Lenders pursuant to this Agreement, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices consistently applied.

10.10No Partnership, Etc

.  The Agents, the Lenders and the Borrower intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Agents, the Lenders and the Borrower or any other Person.  Neither the Agents nor the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person with respect to the Borrower Projects or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Borrower Projects and to perform all obligations under other agreements and contracts relating to the Borrower Projects shall be the sole responsibility of the Borrower.

10.11Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED

HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12Consent to Jurisdiction; Service of Process

.

(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, New York, United States of America, or of the United States of America for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, New York, United States of America, any appellate court from any thereof, in any legal action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for the recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts of the State of New York or, to the extent permitted by Laws, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against the Loan Parties or their respective properties in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any courts of the State of New York or Federal court, each sitting in the Borough of Manhattan, The City of New York, New York, United States of America.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Laws.

10.13Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Laws (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Laws, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

10.14Successors and Assigns

.

(a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)No Loan Party shall assign or delegate any of its rights or duties under this Agreement or any Financing Document without the prior written consent of each Lender, and any attempted assignment shall be null and void.

10.15Patriot Act Compliance

.  The Administrative Agent hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it and any other Agent and any Lender shall be required to obtain, verify and record information that identifies the Borrower and the Borrower Member, which information includes the names and addresses and other information that will allow it, any other Agent or any Lender to identify the Borrower and the Borrower Member in accordance with the requirements of the Patriot Act.  The Borrower shall promptly deliver information described in the immediately preceding sentence when requested by the Administrative Agent, any other Agent or any Lender in writing pursuant to the requirements of the Patriot Act, and shall promptly deliver such other information when requested by the Administrative Agent, any other Agent or any Lender in writing pursuant to such Person’s ongoing obligations under “know your customer” and anti-money laundering rules and regulations.

10.16Binding Effect; Counterparts

.

(a)This Agreement shall become effective when it shall have been executed by the Borrower and each of the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

(b)This Agreement may be executed in one or more duplicate counterparts and by facsimile or other electronic transmission, each of which shall constitute an original but all of which shall become effective as provided in clause (a) above.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterparty of this Agreement.

10.17Confidentiality

. Each of the Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a) to its and its Affiliates’ officers, directors, employees, agents, advisors, counsel and representatives (collectively, its “Representatives”) who have the need to know the Information to evaluate or engage in transactions contemplated by the Financing Documents (it being understood that, prior to any such disclosure, the Representative has signed a non-use and non-disclosure agreement in content similar to the provisions of this Section 10.17 or have otherwise been instructed by the Agent or Lender, as applicable, not to disclose such Information and to treat such Information confidentially in accordance with the terms of this Section 10.17), (b) to the extent requested or required by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with any legal proceedings to make any disclosure that is prohibited or otherwise constrained by this Section 10.17, the Agent or Lender, as applicable, will (other than in connection with any regulatory inquiry or proceeding), to the extent reasonably practicable and permitted by Laws, judicial or regulatory authority, provide the Borrower and Borrower Member with prompt written notice of such requirement so that the Borrower or Borrower Member, as the case may be, may seek a protective order or other appropriate relief (at the Borrower’s sole expense), and subject to the foregoing, such Agent or Lender, as applicable, may furnish that portion (and only that portion) of the Information that the Agent or Lender, as applicable, is legally compelled or is otherwise required to disclose without liability hereunder, (c) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Financing Documents, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations; provided, however, that Information may be disclosed to any pledgee of a Lender that is a Governmental Authority without being subject to an agreement containing confidentiality provisions substantially similar to those of this Section 10.17, (d) with the consent of the Borrower or (e) to the extent such Information becomes publicly known or generally made available other than as a result of a breach of this Section 10.17.  For the purposes of this Section 10.17, “Information” shall mean (A) any information disclosed by the Borrower, Borrower Member or its Affiliates, either directly or indirectly, in writing, orally or by inspection of tangible objects, including without limitation, algorithms, business plans, customer data, customer lists, customer names, designs documents, drawing, engineering information, financial analysis, forecasts, formulas, hardware configuration information, know-how, ideas, inventions, market information, marketing plans, processes, products, product plans, research, specifications, software, data tags and content, source code, trade secrets or any other information which is designated as “confidential,” “proprietary” or some similar designation or should be reasonably be understood by the receiving party as being confidential, (B) any information otherwise obtained, directly or indirectly, by a receiving party through inspection, review or analysis of the disclosed information, and (C) this Agreement, the terms hereof and the transactions contemplated hereby.  Information that is disclosed orally shall be “Information” for purposes of this Section 10.17 if it is (x) designated as confidential at the time of disclosure or within a reasonable time after disclosure; or (y) should be reasonably understood to be confidential.  Information may also include information of a third party that is in the possession of the Borrower, Borrower Member or their Affiliates and is disclosed to the Agents and the Lenders in connection with this Agreement.  Clause (a) and (b) of the definition of Information shall not, however, include any information that (1) was publicly known and made generally available in the public domain prior to the time of disclosure, (2) becomes publicly known and made generally available after disclosure other than as a result of a breach of this Section 10.17, (3) is already in the possession of the Agent or Lender at the time of disclosure as shown by the Agent’s or Lender’s files and records immediately prior to the time of disclosure, (4) is obtained by the Agent or Lender from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality, or (5) is independently developed by the Agent or Lender without use or reference to the Borrower’s, Borrower Member’s or their Affiliates’ Information, as shown by documents and other competent evidence in the Agent’s or Lender’s possession.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has taken at least those measures that it takes to protect its own confidential information of a similar nature, but in no case less than reasonable care (including, without limitation, all precautions the Agent or Lender employs with respect to its confidential materials).  For the avoidance of doubt, any and all Borrower Materials are subject to the confidentiality provisions of this Section 10.17.

10.18Survival of Agreements

.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Undrawn Fees or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.4(d), 2.6, 5.9, 5.10, 10.4 and this Section 10.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

10.19Non-Recourse

.  Except as set forth in this Section 10.19, notwithstanding anything in this Agreement or the other Financing Documents to the contrary, the Lenders and Secured Parties shall have no claims with respect to this Agreement or any other Loan Document or the transactions contemplated thereby against the Investors, any other shareholder or holder of Equity Interests in the Borrower or any of its or their respective Affiliates (other than the Loan Parties), shareholders, officers, directors or employees (collectively, but excluding the Loan Parties, the “Non-Recourse Persons”), and the Secured Parties’ recourse against the Non-Recourse Persons shall be limited to the Collateral as and to the extent provided herein and in the Collateral Documents; provided that (a) the foregoing provision of this Section 10.19 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, any other Collateral Document or Financing Document and the same shall continue (but without personal liability to the Non-Recourse Persons) until fully paid, discharged, observed, or performed, and (b) the foregoing provision of this Section 10.19 shall not limit or restrict the right of any Secured Party (or any assignee, beneficiary or successor to any of them) to name the Borrower, Borrower Member or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Section 10.19.  The limitations on recourse set forth in this Section 10.19 shall survive the termination of this Agreement and the full payment and performance of the Obligations hereunder and under the other Financing Documents.

10.20Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the Closing Date.

Borrower:

Vivint Solar Asset 1 Project Company, LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Administrative Agent and Collateral Agent

By:
Name:
Title:

Signature Page to Loan Agreement

[____________],

as a Lender

By:
Name:
Title:

[Lender signature pages to be added]

Signature Page to Loan Agreement

EXHIBIT A
to Loan Agreement

FORM OF NOTE

Note

No. [_____]

New York, New York

[___________], 20[__]

For value received, the undersigned, VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [               ], or  its permitted assigns (the “Lender”), the principal amount of [             DOLLARS ($                   )], or if less,  the  aggregate  unpaid  and outstanding principal amount of this Note advanced by the Lender to Borrower pursuant to that certain Loan Agreement, dated as of [_____], 2018 (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among the Borrower, the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, including its successors and permitted assigns, the “Administrative Agent”) and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, including its successors and permitted assigns, the “Collateral Agent”), and all other amounts owed by Borrower to the Lender hereunder.

Payments of principal of, and interest on, this Note and any Make Whole Amount are to be made to the Administrative Agent, for the account of the Lender, in lawful money of the United States of America.

This is one of the Notes referred to in Section 2.1(d)(ii) of the Loan Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.1 of the Loan Agreement.

This Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Loan Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Loan Agreement, and such principal amount may be prepaid along with any Make-Whole Amount, where applicable, solely in accordance with the Loan Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Note the date and amount of each Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Loan Agreement, and Borrower agrees to pay any Make-Whole Amount, other fees and costs as stated in the Loan Agreement at the times specified in, and otherwise in accordance with, the Loan Agreement.

If any payment due on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Loan Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note, along with any Make-Whole Amount determined in respect of such amounts, may become or be declared to be immediately due and payable as provided in the Loan Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Note, at the times specified in, and otherwise in accordance with, the Loan Agreement.

Except as permitted by the Loan Agreement, this Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this Note may be effected only by a surrender of the Note by Lender and either reissuance of the Note or issuance of a new Note by the Borrower to the new lender.

THIS NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VIVINT SOLAR ASSET 1

PROJECT COMPANY, LLC,

a Delaware limited liability company

By:________________________

Name:

Title:

Date	Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT B-1
to Loan Agreement

FORM OF BORROWING NOTICE

BORROWING NOTICE

Date:_____________20

Requested Borrowing Date:______________

[***]21

Attention: [***]
E-mail: [***]

Each of the Lenders party to the Loan Agreement defined below

Re:Project Galileo Loan Agreement

This Borrowing Notice is delivered to you pursuant to Section 2.1(a)(iii) of the Loan Agreement dated as of August 3, 2018, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, including any successor and permitted assigns thereto, the “Administrative Agent”) and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, including any successor  and permitted assigns thereto, the “Collateral Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Borrowing Notice constitutes a request for a Loan as set forth below:

1.The aggregate principal amount of the Loan requested is $_____________ (the “Requested Amount”).22

2.The Borrowing Date of the Loan requested is ____________ (the “Requested Borrowing Date”), which is a Business Day.

[20]	To be dated no later than 12:00 p.m., New York time, at least five (5) Business Days before the requested date of each Borrowing.
[21]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[22]

The Requested Amount must exceed $2,500,000 or such lesser amount equal to the amount remaining Commitment. The total aggregate principal amount advanced to date under the Loan Agreement, when aggregated with the Requested Amount, must not exceed the sum of the Commitments.

B-1-1

3.Proceeds of the Loan requested should be directed to the following account[s]:

[_______]

The undersigned further confirms and certifies to Administrative Agent and each Lender that, as of the date hereof:

(a)The Requested Amount, when aggregated with total aggregate principal amount advanced to date under the Loan Agreement, is no greater than the sum of the Commitments; and

(b)Attached hereto as Schedule 1 is the proposed updated Advance Model.

[Remainder of page intentionally left blank]

B-1-2

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed as of the date first written above.

VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC,
a Delaware limited liability company, as Borrower

By:	Name: Title:

B-1-3

Schedule 1

Advance Model

[See Attached.]

B-1-4

EXHIBIT B-2
to Loan Agreement

FORM OF LOAN AGGREGATION NOTICE

Date:____________23

[***]24
Attention: [***]
E-mail: [***]
Each of the Lenders party to the Loan Agreement defined below

Re:Vivint Solar Asset 1 Project Company, LLC

This Loan Aggregation Notice is delivered to you pursuant to Section 2.1(a)(v) of that certain Loan Agreement, dated as of August 3, 2018 (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, including its successors and permitted assigns, the “Administrative Agent”) and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, including its successors and permitted assigns, the “Collateral Agent”). Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Loan Aggregation Notice constitutes a request to aggregate all Loans outstanding into a single Loan (the “Term Loan”) as forth below:

1.The Aggregation Date will occur on _____________.

2.The Outstanding Principal as of the Aggregation Date is equal to $_____________

3.The Maximum Loan Size as of the Aggregation Date is $_____________, which such amount is supported by the reasonably detailed, good faith calculations of the Borrower attached hereto as Appendix A.

4.[The Borrower hereby confirms it will immediately prepay the Loans outstanding on the Aggregation Date in accordance with Section 2.1(f)(ii)(E) in an amount equal

[23]	To be dated no later than 12:00 p.m., New York time, at least two (2) Business Days before the Aggregation Date.
[24]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B-2-1

to $_____________, which such amount is equal to the Outstanding Principal as of the Aggregation Date minus the Maximum Loan Size.]25

5.Attached hereto as Appendix B is the Final Advanced Model, taking into account the actual characteristics of all the Projects owned by the Borrower as of the Aggregation Date.

6.[The aggregate principal amount of the Loan requested is $_____________ (the “Requested Amount”).

7.Proceeds of the Loan requested should be directed to the following account[s]:

[_______]

The undersigned further confirms and certifies to Administrative Agent and each Lender that, as of the date hereof, the Requested Amount, when aggregated with total aggregate principal amount advanced to date under the Loan Agreement, is no greater than the sum of the Commitments.]26

[Signature page follows]

[25]	To be included if the Outstanding Principal as of the Aggregation Date exceeds the Maximum Loan Size.
[26]	To be included in the Outstanding Principal as of the Aggregation Date is less than the Maximum Loan Size and the Borrower is requesting a Borrowing on the Aggregation Date.

B-2-2

IN WITNESS WHEREOF, the undersigned has caused this Loan Aggregation Notice to be executed as of the date first written above.

VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC,
a Delaware limited liability company, as Borrower

By:	Name: Title:

B-2-3

APPENDIX A

Maximum Loan Size Calculations

[to be attached]

B-2-4

APPENDIX B

Final Advance Model

[to be attached]

B-2-5

EXHIBIT C
to Loan Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]27 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]28 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]29 hereunder are several and not joint.]30  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, modified, or supplemented and in effect from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively

[27]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[28]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[29]	Select as appropriate.
[30]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: [Assignor [is] [is not] a Defaulting Lender]
2.	Assignee[s]: [for each Assignee, indicate [Lender], [Affiliate] of [identify Lender], or [other Person (other than the Borrower, Sponsor, a Subject Fund or any of their respective Affiliates)]]
3.	Borrower(s):
4.	Administrative Agent: [[***]31], as the administrative agent for the Lenders under the Loan Agreement
5.

Loan Agreement: Loan Agreement, dated as of August [3], 2018 among Vivint Solar Asset 1 Project Company, LLC, the Lenders from time to time party thereto, Wells Fargo Bank, National Association as collateral agent for the Secured Parties, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

6.

[31]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Assigned Interest[s]:

Assignor[s][32]	Assignee[s][33]	Facility Assigned[34]	Aggregate Amount of Commitment/Loans for all Lenders[35]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[36]	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

[7.Trade Date:__________________]37

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[32]	List each Assignor, as appropriate.
[33]	List each Assignee and, if available, its market entity identifier, as appropriate.
[34]	Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g., “Commitment”, etc.).
[35]	Amounts in this column and in the column immediately to the right to be adjusted to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[36]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[37]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]38

[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:	Title:

ASSIGNEE[S]39
[NAME OF ASSIGNEE]

By:	Title:

[NAME OF ASSIGNEE]

By:	Title:

[38]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[39]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Consented to and Accepted:

Wells Fargo Bank, National Association, as

  Administrative Agent

By:	Title:

VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC, as

Borrower

By:	Title: ][40]

[40]	To be included to the extent Borrower consent is required.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Financing Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Documents or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Documents.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is an Eligible Assignee pursuant to the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York

.

EXHIBIT D
to Loan Agreement

FORM OF SCHEDULED PAYMENT DATE REPORT

SCHEDULED PAYMENT DATE REPORT

[____], 20[__]41

[***]42
Attention: [***]
E-mail: [***]
Each of the Lenders party to the Loan Agreement defined below

Re:Vivint Solar Asset 1 Project Company, LLC

Ladies and Gentlemen:

This Scheduled Payment Date Report (this “Scheduled Payment Date Report”) is delivered to you pursuant to Section 5.4(d) and Section 5.15 of that certain Loan Agreement, dated as of August 3, 2018 (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, including any successor and permitted assigns thereto, the “Administrative Agent”) and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, including any successor and permitted assigns thereto, the “Collateral Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Scheduled Payment Date Report is delivered in respect of the Scheduled Payment Date to occur on [____], 20[__] (the “Scheduled Payment Date”).

The Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

1.attached hereto as Appendix A is a report in reasonable detail on (a) the interest, principal (including any Target Debt Sweep Amount) and any other Mandatory Payment payable on the Scheduled Payment Date, (b) each withdrawal and transfer to be made from the Collections Account, the Revenue Account and the other Accounts and (c) each other withdrawal and transfer made from the Collections Account or the Accounts during the quarter ending on the Scheduled Payment Date;

[41]	To be delivered at least 3 Business Days before the applicable Scheduled Payment Date.
[42]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.attached hereto as Appendix B are the Borrower’s good faith, reasonable and detailed calculations showing the Cash Flow Coverage Ratio for the period ending on the most recent Quarterly Date; and

3.attached hereto as Appendix C is (a) a comprehensive report of each Borrower Project that became the subject of an Ineligible Project Event or a Project Compensation Event, each Borrower Project currently subject to a Project Revenue Reduction Event and each Borrower Project that became a Reeligible Project occurring during the quarterly period ending on the most recent Quarterly Date and (b) the Borrower’s good faith, detailed calculation of the aggregate Ineligible Project Amount and Project Compensation Amount accrued during the applicable calendar quarter and all prior calendar quarters (including such amounts from prior calendar quarters that remain unpaid) and the Project Revenue Reduction Amount on the Scheduled Payment Date.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Borrower has caused this Scheduled Payment Date Report to be duly executed and delivered as of the date first written above.

BORROWER:

VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC

By:	Name: Title:

Appendix A to Scheduled Payment Date Report

Report on Payments as of the Scheduled Payment Date

[To be attached]

Appendix B to Scheduled Payment Date Report

Cash Flow Coverage Ratio Calculations

[To be attached]

Appendix C to Scheduled Payment Date Report

Ineligible Project Amount, Project Compensation Amount and Project Revenue Reduction Amount

[To be attached]

EXHIBIT F-1
to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of August 3, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Asset 1 Project Company, LLC (the “Borrower”), Wells Fargo Bank, National Association, as collateral agent for the Secured Parties, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not “10 percent shareholder” of the Borrower (or its regarded parent) within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:  _______________________

Name:  ________________________

Title:  ________________________

Date: ________ __, 20[  ]

F-1-1

EXHIBIT F-2
to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of August 3, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Asset 1 Project Company, LLC (the “Borrower”), Wells Fargo Bank, National Association, as collateral agent for the Secured Parties, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower (or its regarded parent) within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:  _______________________

Name:  ________________________

Title:  ________________________

Date: ________ __, 20[  ]

F-2-1

EXHIBIT F-3
to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of August 3, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Asset 1 Project Company, LLC (the “Borrower”), Wells Fargo Bank, National Association, as collateral agent for the Secured Parties, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g)  of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower (or its regarded parent) within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:  _______________________

Name:  ________________________

Title:  ________________________

F-3-1

Date: ________ __, 20[  ]

F-3-2

EXHIBIT F-4
to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of August 3, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Vivint Solar Asset 1 Project Company, LLC (the “Borrower”), Wells Fargo Bank, National Association, as collateral agent for the Secured Parties, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g)  of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Financing Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower (or its regarded parent) within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower (or its regarded parent) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:  _______________________

Name:  ________________________

Title:  ________________________

Date: ________ __, 20[  ]

F-4-1

EXHIBIT G
to Loan Agreement

FORM OF BORROWING DATE CERTIFICATE

BORROWING DATE CERTIFICATE

This Borrowing Date Certificate (this “Borrowing Date Certificate”) dated as of ________ __, 20__, is delivered to you pursuant to Section 3.2(a) of the Loan Agreement dated as of August 3, 2018, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, including any successor and permitted assigns thereto, the “Administrative Agent”) and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, including any successor and permitted assigns thereto, the “Collateral Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the __________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Date Certificate to the Administrative Agent on behalf of the Borrower, and that:

(a)Each of the representations and warranties made by each Loan Party under the Financing Documents are true and correct in all material respects as of such Requested Borrowing Date (as defined in the Borrowing Notice to which this Borrowing Date Certificate is attached), other than those representations and warranties which are modified by materiality by their own terms, which are true and correct in all respects as of such Requested Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it is true and correct in all material respects as of such earlier date);

(b)The Eligibility Representations set forth in Appendix 3 of the Loan Agreement are true, complete, and correct with respect to each Project for which the Requested Borrowing Date is the first Borrowing Date after such Project became subject to the Financing Documents;

(c)No Default of Event of Default has occurred and is continuing pursuant to the Loan Agreement or will result from the Borrowing of the requested Loan;

(d)No Material Adverse Effect has occurred or is continuing since the Closing Date, and, to Borrower’s knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect has occurred and is continuing;

(e)No Bankruptcy Event has occurred with respect to either Borrower or Borrower Member;

(f)There is (i) no Provider Default, (ii) no material breach by or event of default with respect to any Loan Party of any Project Documents to which Borrower is a party and (iii) no breach of any Other Documents that could have a Material Adverse Effect;

(g)Each Project that is the subject of such requested Borrowing is located in a Project Location; and

(h)Each Customer and each such Project, as applicable, satisfies the Credit Criteria.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Date Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

VIVINT SOLAR ASSET 1 PROJECT COMPANY, LLC,
a Delaware limited liability company

By:	Name: Title:

EXHIBIT H
to Loan Agreement

FORM OF CASH FLOW COVERAGE RATIO CERTIFICATE

CASH FLOW COVERAGE RATIO CERTIFICATE

[____], 201[_]

[____], 20[__]43

Each of the Lenders party to the Loan Agreement defined below

Re:Vivint Solar Asset 1 Project Company, LLC

Ladies and Gentlemen:

This certificate (this “Certificate”) is delivered to you pursuant to Section 5.3(f) of that certain Loan Agreement, dated as of August 3, 2018 (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, including its successors and permitted assigns, the “Administrative Agent”) and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, including its successors and permitted assigns, the “Collateral Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The Borrower hereby certifies to the Lenders that, as of the most recent Quarterly Date, (a) the Cash Flow Coverage Ratio was equal to [___] and the Cash Flow Coverage Ratio Requirement was achieved and (b) attached hereto as Appendix A are the Borrower’s reasonably detailed calculations showing the Cash Flow Coverage Ratio for the six-month period ending on the Quarterly Date immediately preceding this Certificate, and otherwise calculated in good faith and a manner consistent in all material respects with and supported by the [most recently updated]44 [Final]45 Advance Model.

[remainder of page intentionally blank]

[43]	To be delivered at least 3 Business Days before the applicable Scheduled Payment Date.
[44]	Note to form: Insert prior to Aggregation Date.
[45]	Note to form: Insert after Aggregation Date.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.

BORROWER:

VIVINT Solar Asset 1 Project Company, LLC

By:	Name: Title:

Appendix A to Cash Flow Coverage Ratio Certificate
Cash Flow Coverage Ratio Calculations

Appendix A

[To be attached]

SCHEDULE A

AMORTIZATION SCHEDULE

Quarter Ending	Scheduled Principal Payment
$

SCHEDULE A

SCHEDULE 1.1(b)

KNOWLEDGE INDIVIDUALS

Chief Executive Officer, President

Chief Commercial Officer

Chief Legal Officer

Chief Financial Officer

Vice President, Capital Markets

SCHEDULE 1.1(b)

SCHEDULE 2.1(f)

TARGET LOAN BALANCE

Quarter Ending	Target Debt Balance
$

SCHEDULE 2.1(f)

SCHEDULE 3.1(l)

CONSENTS

None.

SCHEDULE 3.1(l)

SCHEDULE 4.1(f)

OUTSTANDING DEBT

None.

SCHEDULE 4.1(f)

SCHEDULE 5.17

INSURANCE REQUIREMENTS

1.1General Requirements.  The Borrower shall without cost to the Secured Parties, maintain or cause to be maintained on its behalf in effect at all times (unless otherwise stated below) on and after the Closing Date (except as otherwise stated below) the types of insurance required by the following provisions together with any other types of insurance required pursuant to any Project Document or any Transaction Document with respect to the Projects, in such form acceptable to the Lenders, with insurance companies rated “A-” or better, with a minimum size rating of “X” as determined by A.M. Best, “A” or better by Standard and Poor’s, an equivalent rating by another nationally-recognized insurance rating agency of similar standing or other companies reasonably satisfactory to the Lenders.  For purposes of this Schedule 5.17, references to insurance limits, deductibles or other terms and conditions that are subject to the acceptance of and/or review and approval of the Lenders are deemed to include “in consultation with the Insurance Consultant.”

(a) All-Risk Property / Machinery Breakdown Insurance/ Installation Floater. In respect of all Systems, “All-Risk” property, as such term is used in the insurance industry, covering loss or damage to the System including coverage for mechanical and electrical breakdown (including “electrical arcing”) plus resulting or ensuing damage arising out of design error, faulty workmanship or faulty materials, the perils of flood and earthquake (or earth movement), windstorm (named or unnamed), hail, lightning, strike, riot and civil commotion, sabotage, resulting damage caused by extremes of temperature, vandalism and malicious mischief, subject to terms and conditions that are consistent with current industry practice and acceptable to the Lenders.  Coverage shall be maintained in an amount that is not less than the greater of (i) $20,000,000 per occurrence (subject to a sublimit of $500,000 per location) or (ii) such other amount required by the Lenders in accordance with Section 1.3 of this Schedule 5.17 and that is in a form and substance acceptable to the Lenders and that is sufficient to comply with the requirements of the Project Documents; provided, that coverage for each System shall be included under an installation floater or other similar coverage (whether under the same policy required in this Section 1.1(a) or a separate policy) until the PTO Letter has been received for such System in an amount equal to the full replacement cost value of such System (subject to a per jobsite sublimit $250,000 on a per occurrence basis) in accordance with the MPECA entered into between the Borrower and the Seller; provided, further, for the avoidance of doubt, the Borrower and/or its designated loss payee as required herein shall be the beneficiary of any such insurance maintained for installation of the Systems and not the Seller.  All responsibility for verification of compliance with the Project Documents shall rest solely with the Borrower.

Sub-limits are permitted with respect to the following perils:

i.debris removal with a limit of not less than 25% of the loss or such other amount agreed by the Lenders;

ii.inland transit with limits consistent with  the replacement cost values at risk, if any;

SCHEDULE 5.17

iii.offsite storage with limits consistent with the replacement cost values at risk, if any;

iv.earthquake (or earth movement) with limits not less than $5,000,000 per occurrence and in the annual aggregate or as otherwise required by the Lenders in accordance with Section 1.3 of this Schedule 5.17;

v.flood with limits not less than $10,000,000 per occurrence and in the annual aggregate for all flood zones, or such other amount required by the Lenders in accordance with Section 1.3 of this Schedule 5.17;

vi.windstorm (named or unnamed) and hail, full policy limits on a per occurrence basis, to the extent reasonably available, however, if a full per occurrence policy limit is not reasonably available and is subject to a sublimit and/or annual aggregate, such wind and Lenders in accordance with Section 1.3 of this Schedule 5.17;

vii.such other coverages acceptable to the Lenders that are customarily sub-limited and/or aggregated in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to the Lenders.

Such policy shall include:  (a) an automatic reinstatement of limits following each loss (except for the perils of earthquake (or earth movement), pollution cleanup, flood and windstorm/hail (as provided for in (vi) above)), (b) replacement cost valuation coverage with no deduction for depreciation and no coinsurance clauses (or a waiver thereof) and (c) mechanical and electrical breakdown insurance including coverage for resulting damage with respect to consequence of design, workmanship or material defect on a replacement cost basis with limits acceptable to the Lenders.

All such policies may have per occurrence deductibles of not greater than $5,000 for all perils, except 2% of the total insured value of all locations sustaining damage, subject to a $100,000 minimum, for earthquake (or earth movement), flood and named windstorm, or as otherwise agreed by the Lenders.

(b)Business Interruption Insurance.  The Borrower shall maintain or cause to be maintained, with respect to each installation, business interruption insurance following all perils required and insured above under Section 1.1 (a) of this Schedule 5.17, including mechanical or electrical breakdown and inland transit perils, with limits and terms and conditions approved by the Lenders (including all revenues derived from the sale of renewable energy credits of such installation less non continuing expenses) and in accordance with Section 1.3 of this Schedule 5.17.  If coverage is subject to an indemnification period, such period shall not be less than twelve (12) months unless otherwise agreed to by Lenders.  The deductible or waiting period shall not exceed five (5) days unless otherwise approved by the Lenders.

SCHEDULE 5.17

(c)Commercial General Liability Insurance.  Commercial general liability insurance covering the Borrower and each Project’s operations, written on “occurrence” policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, blanket contractual liability, and personal injury, with no exclusions for explosion, collapse and underground perils, or fire, with primary coverage limits of no less than $1,000,000 any one occurrence for injuries or death to one or more persons or damage to property including products and completed operations and an annual aggregate limit of not less than $2,000,000, except $1,000,000 annual aggregate for products/completed operations.  The commercial general liability policy shall also include a severability of interest clause and insure punitive damages to the extent commercially available and allowed by applicable Law.  Deductibles in excess of $25,000 shall be subject to review and approval by the Lenders.

(d)Automobile Liability Insurance.  Automobile liability insurance covering the Borrower, including coverage for any owned, leased, non-owned and hired automobiles (if applicable) for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death.  To the extent that the Borrower does not own any automobiles, contingent liability for hired, leased and non-owned automobiles (as applicable) may be obtained through endorsement to the general liability policy required in Section 1(c) of this Schedule 5.17 above.  Deductibles in excess of $10,000 shall be subject to review and approval by the Lenders.

(e)Workers’ Compensation Insurance.  Workers’ compensation insurance in accordance with statutory requirements at any time in which the Borrower has employees, including coverage for employer’s liability with a limit of not less than $1,000,000 and such other forms of insurance which the Borrower is required by applicable Law to provide for loss resulting from injury, sickness, disability or death of each of its employees.  Deductibles in excess of $10,000 shall be subject to review and approval by the Lenders.

(f)Umbrella or Excess Liability Insurance.  Umbrella or excess liability insurance of not less than $25,000,000 per occurrence and annual aggregate (inclusive of the requirements and limits in Sections 1.1(c), (d) and (e) of this Schedule 5.17 with respect to employer’s liability) covering the Borrower and each installation’s operations.  Such coverage shall be on a per occurrence basis and over and above coverage provided by the policies described in Sections 1.1(c), (d) and (e) of this Schedule 5.17 with respect to employer’s liability.  If the policy or policies provided under this Section 1.1(f) contain(s) aggregate limits, and such limits are reduced below $15,000,000 during the applicable policy term by any one or more incidents, occurrences, claims, settlements or judgments against such insurance which has caused the insurer to establish a reserve, the Borrower shall, within ten (10) Business Days after obtaining knowledge of such event, inform the Lenders in writing of such reduction and the events giving rise thereto, and within thirty (30) Business Days of one or more incidents, occurrences, claims, settlements or judgments against such insurance which has caused the insurer to establish a reserve, purchase an additional umbrella/excess liability insurance policy satisfying the requirements of this Section 1.1(f), unless waived by the Lenders.

(g)Contractors and Subcontractors.  The Borrower shall use commercially reasonable efforts to require contractors and subcontractors (including any Affiliates) with which

SCHEDULE 5.17

it has a direct contractual relationship, if any, that will be performing construction, operations and maintenance or other on-site work on its behalf (as applicable), to obtain and maintain the types of insurance required in Sections 1.1 (c), (d), and (e) of this Schedule 5.17 above in amounts that are customary for contractors and subcontractors performing similar work and operations.

1.2Special Insurance Provisions.

(a)Loss Payable Endorsement.  All policies of property insurance required to be maintained pursuant Sections 1.1(a) and (b) of this Schedule 5.17 shall name the Collateral Agent as loss payee as its interests may appear for all losses insured thereunder, pursuant to a loss payable endorsement approved by the Lenders.

(b)Non-Vitiation.  All policies of property insurance required to be maintained pursuant to Sections 1.1(a) and (b) of this Schedule 5.17 shall insure the interests of the Administrative Agent and Collateral Agent regardless of any breach or violation by the Borrower, its affiliates or others acting on its or their behalf of any warranties, declarations or conditions contained in such policies, any action or inaction.  The foregoing may be accomplished by the use of an approved loss payable endorsement, multiple insured clause or such other clause or wording approved by Lenders providing similar coverage.

(c)Additional Insured & Waiver of Subrogation.  All policies of insurance required in Sections 1.1(a)-(f) of this Schedule 5.17 above that are maintained by the Borrower or on behalf of the Borrower shall (i) include the Secured Parties and each of their successors or assigns as additional insureds either by policy definition or separate endorsement (with the exception of workers’ compensation); and (ii) provide a waiver of subrogation in favor of the parties noted in (i) above.

(d)Severability of Interest, Primary and Non-Contributory.  All liability policies required in Sections 1.1(c), (d) and (f) of this Schedule 5.17 above that are maintained by the Borrower or on behalf of the Borrower shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) shall operate in the same manner as if there were a separate policy covering each such insured and shall not contain exclusions or limitations for cross-liability (to the extent commercially available).  All policies required in this Schedule 5.17 shall not impose liability for premiums on additional insureds and shall be considered primary and non-contributory in relation to any other policies the Secured Parties may hold.

(e)Notice of Cancellation.  All policies of insurance required in Section 1.1 of this Schedule 5.17 shall provide thirty (30) days’ written notice of cancellation to the Administrative Agent (which the Administrative Agent shall forward to the Lenders), with the exception of ten (10) days’ notice for nonpayment of premium.  To the extent endorsement of the required policies to provide such written notice of cancellation to the Administrative Agent is not commercially available; the Borrower shall be obligated to provide written notice or cancellation to the Administrative Agent and to the Lenders.  The Borrower shall be obligated to provide written notice of material change to the Lenders unless such notice is otherwise provided by endorsement of the required policies.  For the purposes of this Section 1.2(e) of this Schedule

SCHEDULE 5.17

5.17, “materially changed” means any change that would cause the Borrower to be in non-compliance with the insurance requirements of this Schedule 5.17 or a reduction in coverage as compared to what was previously insured by the Borrower.

(f)Claims-Made Forms.  If any liability insurance required under the provisions of this Schedule 5.17 is permitted to be written on a “claims made” basis, then such insurance shall include (i) a retroactive date (as such term is specified in each of such policies) that is no later than the Closing Date; and (ii) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies but in no event shall such extended reporting period or “tail” coverage be less than the greater of two (2) years or such other amount required under the Project Documents.  In the alternative, the Borrower can meet the requirements of this Section 1.2(f) by obtaining “prior acts” coverage from a subsequent insurance carrier.

(g)Loss Adjustment and Settlement.  Any loss insured under a policy of property insurance required to be maintained pursuant to Sections 1.1(a)-(c) of this Schedule 5.17 shall be adjusted with the respective insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, with the approval of the Lenders if such loss is in excess of $250,000 for any one casualty or loss or an aggregate of $250,000 in any fiscal year.  In addition, the Borrower may, in its reasonable judgment, consent to the settlement of any loss, provided, that in the event that the amount of the loss exceeds $250,000 any one casualty or loss in any fiscal year, the terms of such settlement is agreed in writing by the Lenders.  The Lenders shall be entitled at their option to participate in any such compromise, adjustment or settlement of a loss in excess of $250,000 for any one casualty or in excess of $250,000 in the aggregate in any fiscal year.

(h)Acceptable Policy Terms and Conditions.  All policies of insurance required to be maintained pursuant to this Schedule 5.17 shall contain terms and conditions reasonably acceptable to the Lenders after consultation with the Insurance Consultant.

(i)Draft Insurance Policy Review.  To the extent that the Borrower furnishes the Lenders or the Insurance Consultant with draft copies of the policies of property insurance it intends to procure that are required to be maintained pursuant to Sections 1.1(a) and (b) of this Schedule 5.17 including the identities of the insurer(s), the insured amounts and the deductibles, all of which the Lenders (in consultation with the Insurance Consultant) have approved, the Borrower warrants that the insurance policies procured by or on behalf of it shall, to the extent commercially reasonable, be the same in all material respects as the policies previously approved by the Lenders.

(j)Reports.  Concurrently with the furnishing of the certification referred to in Section 1.4 of this Schedule 5.17, the Borrower shall furnish the Lenders and the Insurance Consultant with a report of an independent insurance broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule 5.17.  In addition, the Borrower shall advise the Administrative Agent and the Lenders in writing promptly of any default in the payment of any premium and of any other act or

SCHEDULE 5.17

omission on the part of the Borrower or other party providing insurance on its behalf which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Schedule 5.17.

(k)Failure to Maintain Insurance.  In the event the Borrower fails to take out or maintain or to cause any Persons that are a party to a Project Document to take out and maintain, the full insurance coverage required by this Schedule 5.17 or by their respective Project Document, the Lenders may (but shall not be obligated to), upon thirty (30) days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, take out the required policies of insurance and pay the premiums on the same.  All amounts so advanced by the Lenders shall become an additional obligation of the Borrower to the Lenders, and the Borrower shall forthwith pay such amounts to the Lenders together with interest thereon at the Default Rate within thirty (30) days from the date so advanced.

(l)Failure to Collect.  In the event that the Borrower or any other party providing insurance on its behalf fails to respond in a timely and appropriate manner (as reasonably determined by the Lenders) to take any steps necessary or reasonably requested by the Lenders to collect from any insurers for any loss covered by any insurance required to be maintained by this Schedule 5.17, the Lenders shall have the right to make all proofs of loss, negotiate all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the Borrower; provided, however, that the Borrower shall, upon the request of the Lenders and at the Borrower’s own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Lenders to collect from insurers for any loss covered by any insurance required to be obtained by this Schedule 5.17.

(m)Other Insurance.  The Borrower shall maintain or cause to be maintained such insurance in addition to or in lieu of that required by the foregoing provisions of this Schedule 5.17 as the Lenders may from time to time require, due to (i) new information coming to the attention of the Lenders after the Closing Date or (ii) changed circumstances after the Closing Date, which, in the case of either of the foregoing clauses (i) and (ii), is reasonably determined by the Lenders to render the insurance coverage set forth in this Schedule 5.17 materially inadequate.

(n)Project Specific Limits – Property Insurance.  The Borrower shall maintain or cause to be maintained the property insurance required herein with policies that contain limits that are specific to the Borrower’s operations (and the Project) and are not combined, comingled or shared with other assets unrelated to the Borrower.

1.3Other Insurance Requirements.  In addition to the other requirements of this Schedule 5.17, such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as the Lenders may reasonably request from time to time provided that such other insurance and amounts are then commonly insured against with respect to similar properties in similar regions with similar exposures and which are available on commercially reasonable terms.  The Lenders reserve the right to reevaluate and require the purchase of a higher policy loss limit, including increased sublimits for earthquake (or earth movement), flood,

SCHEDULE 5.17

wind and hail, and business interruption (all in addition to what is already above in Sections 1.1(a)(iv), (v) and (vi) and Section 1.1(b) of this Schedule 5.17 and with deductibles and terms and conditions acceptable to the Lenders.  It is hereby agreed and understood that the Lenders’ right to reevaluate the purchase of additional insurance and/or insurance limits includes the delivery of a probable maximum loss analysis in a form satisfactory to the Lenders within sixty (60) days after the delivery of the True-Up Report.  Such PML analysis shall include, at a minimum, an analysis of earthquake risks of PV solar installations in California and Hawaii and windstorm risks of installations in Hawaii and the northeastern United States.

1.4Certification of Compliance.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ten (10) Business Days after each annual policy renewal date for each policy, (1) certificates of insurance or binders, in form and substance reasonably satisfactory to the Lenders, evidencing all of the insurance required by this Schedule 5.17.  Such certificates of insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself.  Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Schedule 5.17.  Upon reasonable request, the Borrower will promptly furnish the Administrative Agent and the Lenders with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Borrower.

1.5Waiver of Insurance Requirements.  If at any time the Lenders determine in their reasonable judgment (after consultation with the Insurance Consultant) that any insurance (including the limits or deductibles thereof) required to be maintained by this Schedule 5.17 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions, and (iii) containing such other information as the Lenders or the Insurance Consultant may reasonably request, the Lenders may (after consultation with the Insurance Consultant) temporarily waive such requirement; provided, however, that the Lenders may, in their sole judgment, decline to waive any such insurance requirement.  At any time after the granting of any temporary waiver pursuant to this Section 1.5 of this Schedule 5.17, but not more than once in any year, the Lender may request, and the Borrower shall furnish to the Lenders within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Lenders and the Insurance Consultant from the Borrower’s independent insurance broker.  Any waiver granted pursuant to this Schedule 5.17 shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Lenders, (in consultation with the Insurance Consultant and the Borrower) or (B) failure of the Borrower to deliver an updated insurance report pursuant to the immediately preceding sentence.

SCHEDULE 5.17

1.6No Duty to Verify Insurance Compliance.  The Lenders shall be entitled, upon reasonable advance notice, to review the Borrower’s (or other appropriate party’s) books and records regarding all insurance policies maintained with respect to the Projects and the Borrower’s obligations under this Schedule 5.17.  Notwithstanding the foregoing, no provision of this Schedule 5.17 shall impose on the Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower under this Schedule 5.17, nor shall the Lenders be responsible for any representations or warranties made by or on behalf of the Borrower or any other party to any insurance company or underwriter.

SCHEDULE 5.17

SCHEDULE 6.15

TRANSACTIONS WITH AFFILIATES

The Master Engineering Procurement and Construction Agreement is made and entered into as of August [ ● ], 2018, by and between Vivint Solar Developer, LLC, a Delaware limited liability company and Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company.

The Guaranty dated as of August 3, 2018, by Vivint Solar, Inc., a Delaware corporation, in favor of Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company.

The Master Backup Services Agreement, dated as of June 15, 2016, by and between Vivint Solar Provider, LLC, a Delaware limited liability company, and Wells Fargo Bank, National Association, and as amended by that certain Amendment and Joinder Agreement by and among Vivint Solar Provider, LLC and Wells Fargo Bank and Vivint Solar Servicer, LLC, a Delaware limited liability company, dated as of November 7, 2016, and as modified by that certain Covered Agreement Addendum No. 25, dated as August 3, 2018, by and among Vivint Solar Provider, LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, and Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company.

The Administrative Services Agreement, dated as of August 3, 2018, between Vivint Provider, LLC, a Delaware limited liability company, and Vivint Solar Developer Asset 1 Project Company, LLC, a Delaware limited liability company, as amended, restated, supplemented or otherwise modified from time to time.

The Maintenance Services Agreement, dated as of August 3, 2018, between Vivint Solar Provider, LLC, a Delaware limited liability company and Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company.

The SREC Transfer Agreement, dated as of August 3, 2018, between Vivint Solar SREC Aggregator, LLC, a Delaware limited liability company and Vivint Solar Asset 1 Project Company, LLC, a Delaware limited liability company.

SCHEDULE 6.15

ANNEX 1

to Loan Agreement

NAME OF BANK:                [***]46

ABA NUMBER:                    [***]

SWIFT CODE:                       [***]

ACCOUNT NUMBER:         [***]

ACCOUNT NAME:               [***]

FFC Account#                        [***]

ATTENTION:                        [***]

REF:                                        [***]

[46]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 2

to Loan Agreement

[See attached.]

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between [***]47, as Grantor, [***], as Beneficiary, [***], as Beneficiary, and The Bank of New York Mellon, as   Trustee

(Note(s) to be registered in the name of “Hare & Co, LLC.”) (Tax I.D. No. [***] )

(1)	All payments by wire or intrabank transfer of immediately available funds to:

The Bank of New York Mellon
ABA  [***]

[***]

Payments should include the following information in the field for details of payment: CUSIP, Security Description (if the CUSIP is not available), Rate, Maturity, Principal amount, Interest amount.

All notices of payments, written confirmations of such wire transfers and any audit confirmation: BNY Mellon

US Income

2 Hanson Place

Private placement Dept 10th floor Brooklyn, NY 11217

with a copy sent electronically to: [***]

Any changes in the foregoing payment instructions shall be confirmed by e-mail to [***] and [***]  prior  to becoming effective.

(2)	All other communications:

[***] c/o [***] Investors LLC

[***]

Attention:[***]

with a copy sent electronically to:

[***]

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

[47]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attention:[***]48

(3)	Note(s) to be registered in the name of: Hare & Co, LLC.

(4)	Physical address for notes delivery.

Address for Mailing Certificates: The Depository Trust Company 570 Washington Blvd - 5th floor Jersey City, NJ 07310

Attn: [***]

Account # [***]

[48]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]49

(Tax I.D. No. [***])

(1)	All payments by wire or intrabank transfer of immediately available funds to: JPMorgan Chase Bank

New York, New York 10019 ABA No. [***]

Credit: [***] General Account No. [***]

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

[***] Attention:[***]

with a copy sent electronically to:

[***]

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2)	All other communications:

[***]

Attention:[***]

with a copy sent electronically to:

[***]

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:[***]

(3)	Note(s) to be registered in the name of: [***]

[49]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)	Physical address for notes delivery.

Fed EX delivery address: JPMorgan

4 Metro Tech Center
Physical Receive – 3rd floor
Brooklyn, NY 11245-0001

Tele: [***]50

Ref: [***]

Physical delivery via messenger: JPMorgan

4 Metro Tech Center
Physical Receive – Window 5
Brooklyn, NY 11024-0001

[***]Ref: [***]

[50]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]51

(Tax I.D. No. [***])

(1)	All payments by wire or intrabank transfer of immediately available funds to: JPMorgan Chase Bank

New York, New York ABA No. [***]

Credit: [***]

General Account No. [***]

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

[***] Attention:[***]

with a copy sent electronically to: [***]

Any changes in the foregoing payment instructions shall be confirmed by e-mail to [***] prior to becoming effective.

(2)	All other communications:

[***]

Attention:[***]with a copy sent electronically to: [***]

[***]and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:[***]

(3)	Note(s) to be registered in the name of: [***]

(4)	Physical address for notes delivery.

Fed EX delivery address: JPMorgan

4 Metro Tech Center
Physical Receive – 3rd floor
Brooklyn, NY 11245-0001

Tele: [***]

Ref: [***]

Physical delivery via messenger: JPMorgan

4 Metro Tech Center
Physical Receive – Window 5
Brooklyn, NY 11024-0001

[***]

Ref: [***]

[51]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]52
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

(Tax I.D. No. [***])

(1)	All payments by wire or intrabank transfer of immediately available funds to: JPMorgan Chase Bank

New York, New York

ABA No. [***]

Credit: [***]

General Account No. [***]

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments  to:

All notices of payments, written confirmations of such wire transfers and any audit confirmation: [***]

Attention:[***]

with a copy sent electronically  to:

[***]

Any changes in the foregoing payment instructions shall be confirmed by e-mail to [***] prior to becoming effective.

(2)	All other communications:

[***]

Attention:[***]

with a copy sent electronically to: [***]

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:[***]

(3)	Note(s) to be registered in the name of: [***]

(4)	Physical address for notes delivery.

Fed EX delivery address: JPMorgan

4 Metro Tech Center Physical Receive – 3rd floor Brooklyn, NY 11245-0001

Tele: [***]

Ref:  [***]

Physical delivery via messenger: JPMorgan

4  Metro Tech Center
Physical Receive – Window 5
Brooklyn, NY 11024-0001

[***]
Ref:  [***]

[52]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 3

to Loan Agreement

Lender Commitments

Lender	Initial Commitment
[***][53]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total	$124,700,118.00

[53]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Version

APPENDIX 1

ELIGIBILITY REPRESENTATIONS

As of each Borrowing Date  with respect to each Project (and the System included in such Project) acquired by the Borrower from Seller that is the subject of such Borrowing, the Borrower hereby makes the following Eligibility Representations (the “Eligibility Representations”):

1.

Accuracy of System Information: The System Information for the System in such Project is true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2.

Customer Agreement:  The Customer Agreement is substantially in the form of one of the Approved Form Agreements and the Customer Agreement for such Project, as applicable, complies with and satisfies the following conditions:

a.	Customer Payments in U.S. Dollars: The related Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the Borrower.

b.

Absolute and Unconditional Obligation: The related Customer Agreement is by its terms an absolute and unconditional obligation of the Customer to pay for electricity generated and delivered or will be generated and delivered by the related System to such Customer after the related System has received permission to operate from the local utility in writing or in such other form as is customarily given by such local utility (“PTO”), and such payment obligations under the related Customer Agreement do not provide for offset for any reason.

c.

Customer Agreement: The related Customer Agreement provides that Provider or an affiliate of Provider agrees to design, procure and install and maintain and repair Systems (subject to force majeure exceptions) at the property specified in such Customer Agreement for no charge (other than any fees related to activation, removal and reinstallation of the system, or other fees as set forth in the form of Customer Agreements as delivered by or on behalf of the Borrower to, and approved by, the Lenders or the Approved Form Agreements, as applicable) over the term of the contract other than for power purchases or lease payments, and the Customer agrees to purchase electric energy produced by such Systems or lease such Systems.

d.

Non-Cancelable; Prepayable:  The related Customer Agreement is non-cancelable by its terms after the start of installation of the System and, other than with respect to Customer Agreements that have been fully prepaid or partially prepaid prior to the Borrowing Date, prepayable only in connection with (i) a Customer default or (ii) a Customer selling their home to a transferee that does not meet the creditworthiness conditions set forth in Annex 7 of the Agreement, in either case in an amount determined by a stated formula (including, with respect to all of the Approved Form Agreements and certain other Customer Agreements, the discounting of a pre-determined $/Watt System value at a pre-determined discount rate as specified in such Customer Agreement).

e.	Customer Tax Status: The related Customer is not a tax-exempt entity described in Section 168(h)(2) of the Code. The related Customer is not described in Section 50(b)(3) or (4) of the Code.

f.

Governing Law of Customer Agreement: The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of the related Customer Agreement.

g.

Assignments: All related Customer Agreements have been assigned to the Borrower, and the Borrower (i) is the seller of electricity produced by, or lessor of, the related System under such Customer Agreement, and (ii) is entitled to receive the payments to be made by the applicable Customer under such Customer Agreement.

h.	Customer: Customer satisfies all criteria of Vivint’s Credit Underwriting Policy at the time or origination.

3.

Legal, Valid and Binding Agreement: To Borrower’s Knowledge, the related Customer Agreement is legal, valid and binding on the related Customer, enforceable against such related Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4.

Full Force and Effect: With respect to the Borrower, the related Customer Agreement is in full force and effect in accordance with its respective terms and the Borrower is not in material breach or default under such Customer Agreement, and, to the Borrower’s knowledge, with respect to the Customer, the related Customer Agreement is in full force and effect in accordance with its respective terms, and no material breach or default by such Customer has occurred and is continuing thereunder, and such Customer Agreement has not been rescinded, cancelled or otherwise terminated by such Customer.

5.	System: Solely with respect to any System for which a B-Installment Payment is being made, the System has received PTO.

6.	Ordinary Course of Business: The related Customer Agreement relates to the sale of power from or the leasing of a System originated in the ordinary course of business of an affiliate of the Borrower.

7.

Legal Compliance: The Customer Agreement and the origination thereof and the installation of the related System, in each case, was in compliance in all material respects with applicable federal, state and local laws and regulations (including without limitation, all consumer protection laws) at the time such Customer Agreement was originated and executed and such System was installed.

8.

Permits: All requisite licenses, permits and governmental approvals as may be reasonably necessary to perform under such Customer Agreement have been duly obtained, except for those permits and other approvals that will be obtained at a later date pursuant to such agreement (and except for the final building inspection approval for such Project which may or may not have been obtained and except for PTO).

9.	Origination: Customer Agreements have been originated in compliance in all material respects with all applicable laws and regulations.

10.	No Condemnation: To the Borrower’s Knowledge, no condemnation is pending or threatened with respect to the system.

11.

Warranties: To the Borrower’s Knowledge, all manufacturer warranties relating to the related System are in full force and effect in all material respects (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

12.

Covered Assets:  Provider or an affiliate of Provider, which is an experienced operator licensed, or using licensed personnel (including, without limitation, by subcontracting certain maintenance and administrative services), as applicable, as required by applicable law, is obligated to provide certain maintenance and administrative services associated with such Systems in accordance with the Maintenance Service Agreement or the Administrative Services Agreement, as applicable.

13.	Ownership and Liens: The Borrower has title to the Project, free and clear of all liens and encumbrances, except for customary permitted liens.

14.

Notices of Ownership:  Seller has filed a precautionary fixture filing (or its functional equivalent) in respect of the related System or such other similar filing as may be required by applicable law including, without limitation, pursuant to Cal. Pub. Util. Code §§ 2868-2869, and the Borrower has provided a copy thereof to the Secured Parties; provided, however, that (i) certain of such filings may be released from time-to-time in order to assist the applicable Customer in a pending refinancing of such Customer’s mortgage loan or sale of home and (ii) such filings may not have been filed or maintained in a manner that would provide priority under applicable law over an encumbrance or owner of the real property subject to the filing.

15.	Insurance: The System is insured as specified under the LLC Agreement of Borrower Member and Section 5.17 of the Agreement.

APPENDIX 2

Project Documents

None.

APPENDIX 3

SYSTEM INFORMATION

[Attached]

APPENDIX 4

SEPARATENESS PROVISIONS

The Borrower shall maintain its existence separate and distinct from any other Person, including its members by taking, among others, the following actions:

i.

maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Borrower LLC Agreement and each other instrument or agreement necessary or appropriate to properly administer the Borrower LLC Agreement and permit and effectuate the transactions contemplated hereby and thereby;

ii.	maintaining its own deposit accounts, separate from those of any other Person, any of its officers and their respective Affiliates;
iii.	conducting all material transactions between the Borrower and any of its Affiliates on an arm’s length basis and on a commercially reasonable basis;
iv.

conducting its affairs separately from those of any other Person, any of its officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements, it being agreed that performance under the Transaction Documents shall not result in the Borrower’s contravening Section iv of the Borrower LLC Agreement;

v.

acting solely in its own limited liability company name and not that of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

vi.	maintaining all of its assets in its own name and not commingling its assets with those of another Person;
vii.	not maintaining its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
viii.	paying its own operating expenses and other liabilities out of its own funds;
ix.	refraining from directly entering into any cross-marketing activities with the sole member or any of its Affiliates;
x.	not acquiring obligations or securities of its members or Affiliates;
xi.	not taking any action that knowingly shall cause the Borrower to become insolvent;
xii.

observing all limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by the Delaware Certificate (as defined in the Borrower LLC Agreement);

xiii.	holding itself out to the public as a legal entity separate and distinct from any other Person and promptly correcting any known or suspected misunderstanding regarding its separate identity;

xiv.

causing its members, managers, directors, officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing and in the best interests of the Borrower;

xv.	not allowing the Borrower to guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others; and
xvi.

filing its own tax returns, if any, as may be required under applicable law, to the extent it is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and paying any taxes so required to be paid under applicable law.

APPENDIX 5

APPROVED MANUFACTURERS

Panel Manufacturers	Approved Countries	Inverter Manufacturers	Approved Countries
Changzhou Trina Solar Energy Co., Ltd.	China Thailand Vietnam Malaysia	Enphase Energy, Inc.	China, Canada
Canadian Solar, Inc.	China Canada Vietnam	Fronius USA LLC	US Austria
JA Solar USA, Inc.	China	SMA Solar Technology	US Germany
LG Solar USA, Inc.	South Korea	Delta	China
SunPower Corporation	US Philippines	Schneider Electric	US India
LONGi Solar Technology (US), Inc.	Malaysia	ABB Group/Power-One Renewable Energy Solutions, LLC	US Italy
REC Solar, Inc.	Singapore	SolarEdge Technologies, Inc.	China Hungary Israel

First Solar, Inc.	US, Malaysia	Ginlong Technologies	China
Jinko Solar (U.S.) Inc.	China Malaysia
Hanwha Q Cells America Inc.	China, Korea, Poland

APPENDIX 6

APPROVED FORM AGREEMENTS (CUSTOMER AGREEMENTS)

[Attached]

APPENDIX 7

CREDIT CRITERIA

The “Credit Criteria” shall require, as of the date the FICO score was retrieved by Seller in accordance with its customer practices:

(i)	(A) [***][54];
(ii)	(A) [***];
(iii)	(A) [***];
(iv)	[***];
(v)	(A) [***]; and

[***][***]

[54]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 8

ACCEPTABLE PROVIDERS

US Bank

Consolidated Asset Management Services

Novogradac

Omnidian

CCA

Radian Gen

Eso Capital Advisors

APPENDIX 9

ASSUMPTIONS

Base Case Performance Assumptions
Generation Sensitivity		P50
Availability Loss	% of Generation	[***][55]
Default Loss	%/year	[***]
Degradation	%/year	[***]
Operating Expenses
Maintenance Service Agreement Cost	kWdc/year	[***]
Administrative Service Agreement Cost	kWdc/year	[***]
Project Company Insurance Premium	% of [MEPCA Purchase Price]	[***]
Administrative Costs (Audit fees, etc.)	$ Annually	[***]
Administrative Agent Fee	$ Annually	[***]
Annual Rating Fee	$ Annually	[***]
Backup Servicer	$ Annually	[***]
Operating Expense Escalation
Maintenance Service Agreement Cost	%/year	[***]
Administrative Service Agreement Cost	%/year	[***]
Project Company Insurance Premium	%/year	[***]

[55]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Administrative Costs (Audit fees, etc.)	%/year	[***][56]
Administrative Agent Fee	%/year	[***]
Annual Rating Fee	%/year	[***]
Backup Servicer	%/year	[***]

[56]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.